  Exhibit 10.1

LEASE AGREEMENT

139 ZABALA ROAD
SALINAS, CALIFORNIA

LANDLORD:

TINHOUSE, LLC,
a Delaware limited liability company,
d/b/a Tinhouse Partners, LLC

“Landlord”

TENANT:

CYPRESS HOLDING COMPANY, LLC
a Delaware limited liability company

“Tenant”

GUARANTORS:

INDUS HOLDING COMPANY,
a Delaware corporation
&
EDIBLE MANAGEMENT, LLC,
a California limited liability company

“Guarantors”

LEASE AGREEMENT

i

5.2	Prepaid Rent	17
5.3	Definition of Rent	17
6 POSSESSION		18
7 PAYMENT OF TAXES AND ASSESSMENTS BY TENANT		18
7.1	Tenant’s Obligation to Pay Impositions	19
7.2	Definition of Impositions	19
7.3	Personal Property Taxes	19
8 ASSIGNMENT AND SUBLETTING		19
8.1	Definition of Transfer	19
8.2	Landlord’s Consent Required	20
8.3	Request for Consent to Transfer	20
8.4	Reasonable Consent	21
8.5	Effects of Transfer	22
8.6	Documentation of Transfer	23
9 RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE		23
10 ALTERATIONS		24
10.1	Restriction on Alterations	24
10.2	Restoration of Leased Premises	24
11 ABANDONMENT		24
12 UTILITIES		25
13 CONDITION OF LEASED PREMISES		25
13.1	Condition of Leased Premises upon Acceptance of Possession	25
13.2	Tenant’s Maintenance and Repair Obligations	25
13.3	Payment for Work Done for Tenant’s Account	26
13.4	Landlord’s Maintenance and Repair Obligations	26
14 INTENTIONALLY DELETED		26
15 ADDITIONAL RENT		27
15.1	Share of Common Expenses	27
15.2	Tenant’s Obligations	27
16 ENTRY BY LANDLORD		29
17 INSURANCE, LIABILITY, AND INDEMNIFICATION		30
17.1	Tenant’s Insurance	30
17.3	Landlord’s Liability	34
17.4	Tenant’s Indemnity	35

17.5	Waiver of Subrogation	35
18 SURRENDER		35
18.1	Condition of Leased Premises upon Surrender	36
18.2	Acceptance of Surrender by Landlord	36
19 SUBORDINATION AND ATTORNMENT		36
20 ESTOPPEL CERTIFICATE		36
21 SALE BY LANDLORD		37
22 DAMAGE OR DESTRUCTION		37
23 CONDEMNATION		37
24 ATTORNEYS’ FEES		38
25 TENANT’S DEFAULT AND LANDLORD’S REMEDIES		38
25.1	Tenant’s Default	38
25.2	Landlord’s Remedies	38
26 WAIVER		44
27 SUCCESSORS AND ASSIGNS		44
28 NOTICES		44
29 QUIET ENJOYMENT		44
30 SECURITY DEPOSIT		44
30.1	Tenant’s Rights in Security Deposit	45
30.2	Landlord’s Rights in Security Deposit	45
31 LATE CHARGES		45
32 INTERPRETATION		46
33 RELATIONSHIP OF THE PARTIES		46
34 SEVERABILITY		46
35 QUITCLAIM		46
36 OTHER PAYMENTS TO BE CONSTRUED AS RENT		46
37 INTEREST		47
38 CONDITIONS		47
39 JURISDICTION; ALTERNATIVE DISPUTE RESOLUTION		47
39.1	Mediation	47
39.2	Arbitration For All Disputes Except Non-Payment of Rent	47
40 TIME		48
41 CORPORATE AUTHORITY		48
42 LANDLORD EXCULPATION		48

43 ENTIRE AGREEMENT	48
44 NO RESERVATION OF PREMISES	48
45 UNAVOIDABLE DELAY	49
46 USA PATRIOT ACT COMPLIANCE	49
47 BROKER	49
48 CONTINUING LEASE GUARANTY	50
49 INTENTIONALLY OMITTED	50
50 DISABILITY ACCESS INSPECTION	50
51 COUNTERPARTS	50
52 CONFIDENTIALITY	50
53 JOINT AND SEVERAL LIABILITY OF TENANT	51
54 EARLY TERMINATION IN THE EVENT OF FEDERAL INTERVENTION	51
55 CHANGES TO CALIFORNIA STATE MEDICAL MARIJUANA LAWS	51
56 TERMINATION OF PRIOR LEASE AND LEASE GUARANTY	52

EXHIBITS

A. Building Floor Plan.

B. Acknowledgment of Commencement Estoppel Agreement.

C. Condition of Leasehold Space (Landlord’s Work and Tenant’s Work).

D. Form of Statement of Completion.

ADDENDA

Addendum I:    Lease Guaranty.

LEASE AGREEMENT

1.
BASIC LEASE PROVISIONS.

The words and figures set forth in this Section 1 are part of this “Lease” wherever reference is made thereto, except to the extent (if any) that they are expressly modified elsewhere in this Lease.

1.1 Date of Lease. April 1, 2017

1.2 Landlord. Tinhouse, LLC, a Delaware limited liability company, d/b/a Tinhouse Partners, LLC

1.3 Tenant. Cypress Holding Company, LLC, a Delaware limited liability company.

1.4 Guarantors. Indus Holding Company, a Delaware corporation and Edible Management, LLC, a California limited liability company

1.5 Description and Address of Leased Premises.

Real property consisting of approximately four hundred forty-five thousand, three hundred eleven (445,311) square feet of land (hereinafter referred to as the “Leased Premises”) improved with (i) greenhouses containing approximately two hundred twenty-seven thousand three hundred fifty-six (227,356) square feet (the “Greenhouses”), and (ii) a warehouse /shop/office building containing approximately six thousand thee hundred seventy-five (6,375) square feet (the “Warehouse” and together with the Greenhouses the “Buildings”) as shown on the building floor plan (the “Building Floor Plan’’) attached hereto as Exhibit A, commonly referred to as 139 Zabala Road in the County of Monterey (“County”), and State of California (the “State”), assessor’s parcel nwnber 107-051-003-000. The Leased Premises also contains hoop houses containing approximately twenty-three thousand eight hundred eight (23,808) square feet (“Hoop Houses’’). The Greenhouses and Warehouse collectively comprise approximately two hundred thirty-three thousand seven hundred thirty-one (233,731) square feet (“Rentable Square Feet” or “Rentable Square Footage’’). The parties hereby agree that the Hoop Houses shall not be included in the Rentable Square Footage and hereby agree and stipulate as to the Rentable Square Footage of the Buildings (i.e., 233,731) and agree that neither party shall have the right to remeasure the Leased Premises.

“Greenhouse #2” shall mean the approximately sixty-seven thousand, eight hundred sixty-nine (67,869) square foot greenhouse located on the Leased Premises, and depicted on Exhibit A attached hereto, and “Studio” shall mean that certain portion of the Warehouse depicted on Exhibit A attached hereto.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

1.6 Use of Leased Premises. The Leased Premises shall be used for the following “Permitted Use” and for no other use whatsoever without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion: any lawful use including medical marijuana commercial activity, provided the same is expressly subject to and in strict compliance with California State laws and regulations and City and/or Monterey County (as applicable) zoning, registration, licensing requirements and applicable rules and regulations for medical marijuana commercial activity. Notwithstanding anything to the contrary herein, under no circumstances shall the Permitted Use include any activities related or incidental to, or involve, or include, either directly or indirectly, activities relating to marijuana or cannabis for recreational (as opposed to medicinal) purposes, whether pursuant to the 2016 Adult Use of Marijuana Act or otherwise. At all times, Tenant shall abide by the California Attorney General’s “Guidelines for the Security and Non-Diversion of Marijuana Grown for Medical Use” dated August 2008. Tenant may not use volatile solvents under the Permitted Use. To the extent any part of the Permitted Use shall be deemed illegal by City, County or State laws or regulations, Tenant shall be obligated to cease such use immediately in accordance with Section 54, and any continued unlawful use thereafter shall subject Tenant to the indemnification provisions set forth in Section 3.7d hereof. Furthermore, Tenant shall only commence and conduct the Permitted Use at the Leased Premises upon receipt of applicable permits, entitlements and conditional use variances (to the extent that any of the foregoing are required presently or in the future by the City or County) and any applicable licenses from the State pursuant to the Medical Marijuana Regulation and Safety Act (California Business & Professions Code Sec. 19300, et seq.; the “MMRSA”) to conduct such operations (collectively, the “Licenses”). Prior to Tenant’s commencement of the Permitted Use, Tenant shall be required to provide to Landlord evidence of Tenant’s receipt of all necessary Licenses and shall provide to Landlord evidence of timely receipt of any renewals of all such Licenses during the Term. Any failure to provide timely evidence of Tenant’s receipt and the effectiveness of the Licenses shall constitute a default under the Lease. Licenses granted to Tenant by State, City, and/or County agencies or authorities shall not immunize Tenant from its obligation to comply with California Health and Safety Code sections governing medical marijuana, case law interpreting the same, or the MMRSA. Prior to Tenant’s commencement of the Permitted Use, Tenant shall be obligated to provide Landlord with a general business plan detailing the lawful nature of the Permitted Use under State and local laws and regulations, that also includes the permitting process for the same (the “Business Plan”). Tenant’s deviation from the Business Plan during the Term in any material respect without first securing Landlord’s express written permission shall constitute a default under the Lease.

1.7 Compliance with MMRSA and Monterey County Medical Marijuana Laws and Regulations. At all times during the Term, Tenant shall comply with all applicable present and future MMRSA and Monterey County medical marijuana laws, regulations, and ordinances including, but not limited to, Tenant’s responsibility to pay all Monterey County taxes assessed against Tenant based on the Permitted Use. Specifically, in order to commence and engage in the Permitted Use under this Lease, Tenant shall secure:

a. Subsequent to the operative date of Monterey County Code Chapter 21.67 and in accordance with any applicable deadlines therein, all permits, licenses or entitlements required thereunder;

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

b. Subsequent to the operative date of Monterey County Code Chapter 21.67 and in accordance with any applicable deadlines therein, a commercial medical cannabis permit pursuant to Monterey County Code Chapter 7.90; and

c. Upon implementation of the MMRSA, state license(s) to conduct the Permitted Use.

Prior to Tenant’s submission to Monterey County or to any California State agency of any applications for any permits, licenses, or entitlements required under Monterey County Code Chapters 21.67 or 7.90 or under the MMRSA, Tenant shall first submit such applications to Landlord for Landlord’s review and audit (“Applications”). Tenant may only submit such Applications to Monterey County or to any California State agency upon Landlord’s express written approval and consent to the same.

At Landlord’s request, Tenant shall provide Landlord with true and accurate copies of:

a.     All Applications;

b. All written correspondences between Tenant and Monterey County and/or any California State agency governing any aspect of the Permitted Use;

c. Tenant’s business and operational plans including, but not limited to, any and all security measures used by Tenant on or at the Leased Premises, Tenant’s operational manuals, if any, governing the Permitted Use, and Tenant’s financial and tax reports and/or filings; and

d. Any written notices of violation or warnings regarding the same related to the Permitted Use and Tenant’s compliance with State or local laws and regulations issued to Tenant by Monterey County or by any California State agency, including any State or local law enforcement agencies, governing the Permitted Use and/or Tenant’s occupancy of the Leased Premises.

Tenant shall immediately notify Landlord in writing of any notification of any kind to Tenant from either Monterey County or any California State agency regarding the Permitted Use that could adversely impact Tenant’s ability to continue the Permitted Use on the Leased Premises, Tenant’s corporate structure, Landlord’s ability to lease the Leased Premises to Tenant for the Permitted Use, Landlord’s ownership of the Leased Premises, Landlord’s investors, the Leased Premises itself, or Landlord’s lender(s). At Landlord’s request, Tenant shall provide Landlord with written copies of any written notifications regarding any of the foregoing adverse impacts.

1.8 Lease Term. This Lease shall be effective as of April 1, 2017 (the “Effective Date”). Landlord shall deliver the Premises to Tenant on the Effective Date (the “Delivery Date”).This Lease shall terminate on December 31, 2027 (the “Termination Date”). The period from the Effective Date until the termination date and any extension thereof will be referred to herein as the “Initial Term”, “Lease Term” or “Term”. As a confirmation of said Effective Date, the parties shall execute an Acknowledgment of Commencement as set forth in the form attached as Exhibit B.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

1.9 Rent and Security Deposit.

a. Minimum Monthly Rent. Minimum Monthly Rent shall initially be assessed at a rate of Seven Dollars ($7.34) per Rentable Square Foot of Buildings included in the Leased Premises per annum [One Hundred Forty-Two Thousand Nine Hundred Sixty-Five and 46/100 Dollars ($142,965.46), per month].

b. Rent Commencement Date. The accrual of Minimum Monthly Rent shall commence on April 1, 2017 (the “Rent Commencement Date”).

c. Aged Rents. As June 13, 2017, Tenant owes to Landlord for Impositions in the sum of Eleven Thousand Seven Hundred Seventy and 001100th Dollars ($11,770.00).

d. Security Deposit. One Hundred Sixteen Thousand Eight Hundred Sixty-Five and 501100th Dollars ($116,865.50) which sum is currently being held by Landlord as a portion of the Security Deposit required hereunder.

e. Reimbursement of Professional Services. As Additional Rent, Tenant shall pay to Landlord within three (3) business days after the Effective Date the sum of Nineteen Thousand Seven Hundred Twenty-Nine and 001100th Dollars ($19,729.00) attributable to the following professional service expenses incurred by Landlord in connection with facilitating obtaining Tenant’s permits and entitlements required for Tenant’s Permitted Use(a) Mil Des Wright - Architecture/Design ($8,850), (b) Whitson Engineers - Civil Engineering ($7,179.40), and (c) Miracles Unlimited - Electrical Engineering ($4,000). Landlord may credit a commensurate amount of the Tenant Allowance due to Tenant for payment of these Services.

1.10 Extension Option. Tenant shall have five (5) options (the “Extension Options”) to extend the Initial Term of the Lease each for an additional period of five (5) years (the “Extension Term(s)”), on the same terms and conditions contained herein, except for adjustment of the Minimum Monthly Rent as provided below. If this Lease is still in full force and effect and if Tenant shall not then be in default beyond applicable notice and cure periods, then Tenant shall exercise the Extension Option, if at all, by giving written notice of its exercise thereof no later than one hundred eighty (180) days prior to the Termination Date as to the first Extension Option and no later than one hundred eighty (180) days prior to the expiration of the each succeeding Extension Term. Notwithstanding the foregoing, Tenant shall not forfeit an Extension Option prior to the expiration of the then-current Lease Term, unless Landlord shall provide notice to Tenant of such Extension Option following the 180th day prior to the expiration of the then-current Lease Term and Tenant shall fail to exercise such Extension Option within ten (10) days after such notice. If Tenant is in default beyond any applicable notice and cure periods at the time the Extension Term(s) are to commence, then Landlord shall have the right, in its sole discretion, to declare Tenant’s Extension Option(s) null and void and shall have the right to immediately terminate this Lease. If the Extension Options are exercised pursuant to the terms hereof, then the Initial Term together with the Extension Terms shall be deemed the “Lease Term” or “Term”.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

1.11 Landlord’s Mailing Address, Telephone, and Facsimile Num hers for Payment of Rent (Including Additional Rent Under Section 15) and for Notices and All Other Correspondence:

Tinhouse Partners, LLC
[Redacted - Address, Telephone and Facismile Numbers, and Email Address]

1.12 Tenant’s Mailing Address, Telephone, Facsimile Numbers, and E-mail address for Notices:

Cypress Holding Company, LLC
[Redacted - Address, Telephone and Facismile Numbers, and Email Address]

1.13 Lease Year.

The term “Lease Year” shall be defined to mean that period commencing on the first day of the month next following the Delivery Date (unless the Delivery Date is the first day of the month, in which case commencing on the Delivery Date) and continuing for a period of one year, and each year thereafter (except that the final Lease Year may be less than a full Lease Year if the Lease shall terminate or otherwise expire prior thereto).

2.
LEASED PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as described in Section 1.5 of the Basic Lease Provisions. By accepting possession of the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises as being in “as-is” condition. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or with respect to the suitability of the Leased Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Leased Premises except as expressly provided in this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, in its sole discretion and at its sole cost and expense, to remove the Hoop Houses.

3.
USES.

3.1 Permitted Uses. The Leased Premises shall be used solely for the purpose(s) set forth in Section 1.6 of the Basic Lease Provisions, and for no other purpose.

3.2 Covenant of Continuous Operation. Tenant shall keep its Leased Premises in a neat, clean and orderly condition. If the Leased Premises are destroyed or partially condemned and this Lease remains in full force and effect, Tenant shall continue operation of its business at the Leased Premises to the extent reasonably practical from the standpoint of good business judgment during any period of reconstruction. To the extent reasonably practical, Tenant shall not permit the Leased Premises to become vacant or unoccupied.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

3.3 Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant or Tenant’s agents and keep the Leased Premises free from any liens arising out of work performed, materials furnished, Tenant’s use of the Leased Premises or obligations incurred by Tenant or with respect to the Leased Premises. Tenant shall indemnify, hold harmless and defend Landlord, Landlord’s agents, members, principals and employees from and against any liens, demands, claims, judgments or encumbrances (including all attorneys’ fees) arising out of any work or services performed for or materials used by or furnished to Tenant or with respect to Tenant’s use of the Leased Premises. If any such lien shall at any time be filed against the Leased Premises, or any portion thereof, Tenant shall either cause the same to be discharged of record or bonded over within ten (10) business days after the date of notice to Tenant of the same. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant’s said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Section 3.3, including Landlord’s costs, expenses and reasonable attorneys’ fees incurred by Landlord in connection therewith, with interest thereon at the Interest Rate.

In the event Tenant in any way violates or fails to comply with State or local laws or regulations governing the Permitted Use which results in a lien or liens of any kind assessed against the Leased Premises or Landlord, including any failure by Tenant to timely pay all applicable State and/or local taxes associated with the Permitted Use, Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord in satisfaction of the lien(s) including Landlord’s cost, expenses and reasonable attorneys’ fees incurred by Landlord in connection therewith, with interest thereon at the Interest Rate.

3.4 Rules and Regulations.

a. Rules and Regulations. In addition to such use restrictions as may be set forth in any documents described in Section 1.7 above, Tenant shall strictly abide by the following rules and regulations:

(1)
The sidewalks, exits, and entrances shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Leased Premises. The exits, entrances, and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence (as determined at the sole discretion of Landlord) shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities;

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

(2)
If Tenant alters any lock or installs any new or additional locks or any bolts on any door of the Leased Premises, then Tenant shall promptly provide Landlord with key(s) for any such new locks;

(3)
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein; the expense of any breakage, storage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it;

(4)
Tenant shall not overload the floor of the Leased Premises;

(5)
Tenant shall not use, keep or permit to be used or kept any noxious, toxic or volatile gasses or substances in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to the Landlord by reason of noise, odors and/or vibrations. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with neighbors;

(6)
Tenant shall not use or keep in the Leased Premises any kerosene, gasoline or inflammable, volatile or combustible fluid or similar material, if unrelated to the Pe1mitted Use;

(7)
Landlord will direct electricians as to where and how telephone, cable, and electrical wires are to be introduced;

(8)
Tenant upon termination of its tenancy, shall deliver to the Landlord the keys of the offices;

(9)
Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord;

(10)
Tenant shall not do or permit: (i) the use or maintenance of any objectionable noises, odors, or other nuisances in, on or about the Leased Premises; or (ii) the commission of any waste in or upon the Leased Premises;

(11)
Tenant shall not do or permit anything on the Leased Premises that will: (i) cause damage to the Building, or (ii) cause the Leased Premises to be overloaded; and

(12)
Tenant shall not install any exterior lighting or plumbing fixtures, shades, or awnings, or make any exterior decoration, penetration, painting, installation of a satellite dish or similar devices on the roof or exterior walls of the Leased Premises, or make any changes to the front of the Building, without the prior written consent of the Landlord.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

b. Exterior Sales and Solicitations. Tenant shall not, without the prior written consent of the Landlord:

(1)
Place, construct or maintain, in or on the Leased Premises, any advertising media including but not limited to neon lights, search lights, flashing lights, loud speakers, phonographs or other similar visual or audio media that is visible or audible outside of the Leased Premises; or

(2)
Solicit business in, on, or about or display or sell merchandise outside the Leased Premises or otherwise violate the provisions of the documents described in Section 1.7.

3.5 Signage. Tenant shall not, without the prior written consent of Landlord, which shall be subject to its sole discretion, place, construct, maintain, or hang on, or within thirty-six inches (36”) of the glass panes or supports of the windows of the Leased Premises, the doors, or the exterior walls or roof of the Building, or on any portion of the Leased Premises outside of the Building, any signs (including, but not limited to, ‘“going out of business” signs), neon lighting, advertisements, names, insignias, trademarks, descriptive material, neon or flashing lights, or any other similar advertising item directed to an exterior audience. Any exterior signage or other items described in the preceding sentence shall: (i) be installed and maintained at Tenant’s sole expense; (ii) match existing site signage in color, material, size, shape and style; (iii) comply with the applicable provisions (if any) of the documents described in Section 1.7; (iv) be subject to Landlord’s prior written approval; and (v) be subject to approval by any applicable government agencies, including local law agencies. Landlord or its representative shall have the right to remove any signs or other matter installed without Landlord’s or its representatives’ permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. Notwithstanding the foregoing, Tenant shall be allowed to have Tenant’s business name affixed to the Building and/or in addition to having it affixed to a freestanding sign, if any, in accordance with the current governmental regulations, ordinances and laws for the City of Salinas (if applicable) and County of Monterey. The cost of the production and installation of any signage shall be borne solely by the Tenant. However, Landlord reserves the right to direct the production and materials of the signage and to determine by whom the sign(s) shall be produced.

3.6 Compliance with Insurance Requirements. No use shall be made or permitted to be made of the Leased Premises, and no acts done therein, which will increase the existing rate of insurance upon the Leased Premises in which said Leased Premises may be located (once said rate is established), or cause the cancellation of any insurance policy covering said Leased Premises or any part thereof, nor shall Tenant permit to be kept, used or sold in or about said Leased Premises any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at its sole cost, comply with any and all requirements pertaining to the use of said Leased Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and commercial general liability insurance covering said Leased Premises and the Building. If applicable and if requested by Landlord, and if required by any insurance organization or governmental agency, Tenant agrees to install and maintain in good order an Ansul system and such other adequate fire protection systems as Landlord may deem necessary.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

3.7 Hazardous Materials.

a. Definition of Hazardous Materials. As used herein, “Hazardous Materials” shall mean any oil, petroleum products, carcinogens, reproductive toxins, flammable or explosive materials, asbestos, pollutants, contaminants, urea formaldehyde, Freon, or other radioactive, hazardous, toxic, or infectious wastes, or other materials or substances defined in any applicable laws or regulations as hazardous, toxic, or controlled substances.

b. Use of Hazardous Materials. Tenant shall not use, suffer, or permit any Hazardous materials to be used, stored, produced, transported, or disposed of on or from the Leased Premises. Notwithstanding the preceding sentence, Tenant shall be entitled to use, store, and dispose of such Hazardous Materials as may be customarily employed in connection with Tenant’s intended use permitted under Section 1.6 of the Basic Lease Provisions; provided that Tenant’s use of such Hazardous Materials is: (i) reasonably and directly related to Tenant’s operations at the Leased Premises (and not to Tenant’s operations in other locations); (ii) in full compliance with all applicable laws, regulations, ordinances, or guidelines concerning the management, use, handling, generation, storage, transpiration, presence, discharge or disposal of any Hazardous Materials (“Hazardous Materials Laws”), which compliance shall be at Tenant’s sole expense; and (iii) subject to Landlord’s prior written consent, issued subject to Landlord’s sole discretion. Landlord may withdraw its consent to such activities or the presence of any Hazardous materials at any time for any reason; provided, however, if Tenant operates the Leased Premises in a lawful manner under the Permitted Use and does not subject Landlord to any liability associated with such use, Landlord hereby consents to the presence of the Hazardous materials that accompany the Permitted Use. For purposes of clarification, should Landlord become aware, including but not limited to receipt of notification from any Federal, State or local agency indicating that Tenant’s operation is unlawful or subjecting the Leased Premises to potential forfeiture, Landlord may withdraw its consent hereunder.

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use or storage of Hazardous materials at the Leased Premises. Tenant shall cause any and all Hazardous materials to be taken away or removed from the Leased Premises, which shall be transpo1ted solely by duly-licensed haulers to duly-licensed facilities for final disposal of such material and wastes, and shall deliver to Landlord copies of any Uniform Hazardous Waste Manifests associated with such disposal. Prior to expiration or earlier termination of this Lease, Tenant shall cause all Hazardous materials in any way caused or associated with Tenant to be removed from the Leased Premises and transported for use, storage, or disposal in accordance and in compliance with all applicable Hazardous Materials Laws.

Tenant is hereby advised that there are certain notice requirements under Hazardous materials Laws (including, not by way of limitation, Proposition 65) that may be applicable to Tenant, compliance with which shall be Tenant’s sole responsibility. Tenant should consult its counsel with respect to its responsibilities under Hazardous materials Laws.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

c. Notices to Landlord Regarding Hazardous Materials. Prior to the Effective Date, Tenant shall provide to Landlord a written list of any Hazardous Material that will or may be present at the Leased Premises, and copies of any and all material Safety Data Sheets associated therewith. Tenant shall update said list on a regular basis (no less frequently than annually), disclosing any changes in the types or amounts of such Hazardous materials.

Tenant shall immediately notify Landlord in writing of: (i) any release or suspected release of Hazardous materials on, in, under, about, from or around the Leased Premises, whether caused by Tenant or any other person; (ii) any remedial or mitigation action Tenant institutes or proposes with respect to any Hazardous Materials in any way connected with the Leased Premises; (iii) any enforcement, cleanup, removal, remedial or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iv) any claims made or threatened by any person against Tenant of the Leased Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (v) any reports made to or by any governmental agency or any lender arising out of or in connection with any complaints, notices, warnings or asserted violations in connection therewith and any reports made by any environmental consultants or engineers which pertain to the Leased Premises or the property on which it is located. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the use or presence of Hazardous Material on the Leased Premises.

Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises, and shall not enter into any settlement agreement, consent, decree, or other compromise(s) in respect to any claims relating to any Hazardous Materials or Hazardous Materials Laws in any way connected with the Leased Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

d. Indemnification of Landlord. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord’s partners, members, shareholders, officers, employees, agents, consultants, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) for Tenant’s violation of present and future State and/or local laws and regulations, including applicable provisions of Monterey County Code, governing the Permitted Use, and for death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant or its employees, agents, assignees, contractors, subcontractors or other(s) acting for or on behalf of Tenant (whether or not their acts or omissions are negligent, intentional, willful or unlawful) and related to (i) the presence in, on, under, around or about the Leased Premises or the discharge or release in or from the Leased Premises of any Hazardous Materials due to the use, analysis, storage, transportation, disposal, release, discharge or generation of Hazardous Materials to, in, on, under, around, about or from the Leased Premises; (ii) Tenant’s failure to comply with any Hazardous Materials Laws, including losses from State or Federal prosecution, local ordinance violations, and losses from any illegal conduct of Tenant, or its agents, contractors, employee or patrons; or (iii) any and all other claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) for death of or injury to any person or damage to or taking of any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant or its employees, agents, assignees, contractors, subcontractors or other(s) acting for or on behalf of Tenant (whether or not their acts or omissions are negligent, intentional, willful or unlawful). Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs associated with any applicable penalties, fines, and/or legal action(s) that may be assessed or brought against Landlord under State and/or local laws and regulations, including under Monterey County Code, governing the Permitted Use, and all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Leased Premises, and the preparation and implementation of any closure remedial action to other required plans in connection therewith. Notwithstanding any other provision of this Lease, said obligations shall survive the expiration or earlier termination of the term of this Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

e. Additional Insurance or Financial Capacity. If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder regarding Hazardous Materials (whether or not such obligations are accrued, liquidated, conditional or contingent), then Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request.

f. Landlord’s Representations. Landlord represents that, to the best of its knowledge, as of the date hereof the Leased Premises are in compliance with applicable Hazardous Materials Laws. Landlord shall be solely responsible for and shall indemnify, defend, and hold Tenant harmless from all costs and expenses incurred by Tenant or claims asserted against Tenant as a result of the knowing falsity of the foregoing representation. Except as expressly set forth in this Section, Tenant acknowledges and agrees that no representations or warranties (oral or written) have been made by or on behalf of Landlord with respect to the condition of the Leased Premises or the parcel of which they are a part, including (not by way of limitation) with respect to Hazardous Materials, all of which representations are expressly disclaimed by Landlord.

3.8 Compliance with Governmental Regulations. Tenant shall comply with and conform to all laws and ordinances, municipal, State and Federal, other than the specific exception of the Federal Controlled Substances Act, and any and all lawful requirements and orders of any properly constituted local, State or Federal authority, present or future, in any way relating to the condition, alteration, Permitted Use or occupancy of the Leased Premises throughout the entire term of this Lease and any holding over, and to the perfect exoneration from liability of Landlord, doing such work as may be required at Tenant’s sole expense. Without limiting the foregoing, Tenant agrees that it will not at any time use or occupy the Leased Premises in violation of the certificate of occupancy issued with regard to the Leased Premises. Notwithstanding the foregoing, Landlord and Tenant acknowledge that it is the express intent of the parties that this Lease shall be interpreted and enforced pursuant to the laws of the State of California. The judgment or finding of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any of the foregoing laws, ordinances, requirements or orders in the use of the Leased Premises, shall be conclusive of that fact as between Landlord and Tenant.

4.
TERM AND HOLDING OVER.

4.1 Initial Term and Extensions. The Lease Term shall be as set forth in Section 1.8 of the Basic Lease Provisions. Tenant shall have no right to renew or otherwise extend the term of this Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

4.2 Holding Over. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Tenant shall pay two hundred percent (200%) of the Minimum Monthly Rent in effect just prior to expiration or termination, including Additional Rent and adjustments as hereinabove provided and otherwise upon the covenants and conditions in this Lease contained, until either party gives the other thirty (30) days written notice of termination, reciting therein the effective date of cancellation. In addition, should Tenant hold over after the expiration or sooner termination of this Lease, guarantors’ (if applicable) obligations hereunder shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease and of any such modification thereof. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 4.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Leased Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

5.
RENT.

Tenant agrees to pay the Rent herein reserved at the time herein set forth, without deduction or offset, prior notice or demand, in lawful money of the United States of America, to Landlord at the address set forth in Section 1.11 of the Basic Lease Provisions, or to such other person or at such other place, or both, as Landlord may from time to time designate in writing.

5.1 Minimum Monthly Rent. The “Minimum Monthly Rent” shall be as set forth in Section 1.9 of the Basic Lease Provisions, subject to adjustment as set forth in that Section. Tenant shall pay to Landlord the :Minimum Monthly Rent without offset or reduction, in advance, on the first day of each and every month of the Lease Term beginning on the Rent Commencement Date (as defined in Section 1.9b of the Basic Lease Provisions). If the Rent Commencement Date should fall on a date other than the first day of the month, then the first payment of Minimum Monthly Rent shall be payable on the Rent Commencement Date and prorated based on a 30-day month.

5.2 Prepaid Rent. Prior to the Effective Date, Tenant shall pay to Landlord the sum stated in Section 1.9c of the Basic Lease Provisions as “Prepaid Rent” for the months designated therein.

5.3 Definition of Rent. All of the payments described in the foregoing Sections 5.1 through 5.2 plus Impositions, Additional Rent, maintenance costs, and any other charges and reimbursements payable to Landlord under this Lease are hereinafter collectively referred to as “Rent.”

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

5.4 Increases in Minimum Monthly Rent Due to Changes in Ownership/Control. Notwithstanding anything to the contrary in this Lease, in the event of a Change of Control of Cypress Manufacturing Company, or in the event of a Transfer (as defined in Section 8 below) to an entity of which Robert Weakley is not the Control Person, then Minimum Monthly Rent shall automatically increase as of the date of such Change of Control or Transfer (such date being referred to herein as the “Rent Increase Trigger Date’’) as follows:

a. If the Rent Increase Trigger Date occurs during the Initial Term, then Minimum Monthly Rent (MMR) shall increase by an amount calculated as follows: Two percent (2%) of Minimum Monthly Rent then in effect (calculated on an annually compounding basis at 2% per year) multiplied by the number of Lease Years (n) which have lapsed during the Initial Term prior to the Rent Increase Trigger Date.

Increased Minimum Monthly Rent= Original MMR * (1+2%)^(n)

By way of example, if the Rent Increase Trigger Date occurred during the fifth (5th) Lease Year, then Minimum Monthly Rent would increase to $129,028.93 ($1,548,347.20 per annum).

b. If the Rent Increase Trigger Date occurs during the Extension Terms, then Minimum Monthly Rent shall increase by an amount calculated as follows: Four percent (4%) of Minimum Monthly Rent then in effect (calculated on an annually compounding basis at 4% per year for each year of the Extension Term) multiplied by the number of Lease Years (n) which have lapsed during the Extension Term prior to the Rent Increase Trigger Date. By way of example, if the Rent Increase Trigger Date occurred during the fifteenth (15th) Lease Year (i.e., during the 5th Lease Year of the Extension Term), then Minimum Monthly Rent would increase to $142,184.73 ($1,706,216.80 per annum).

c. In the event Minimum Monthly Rent increases as set forth in Section 5.4.a or 5.4.b above, then on each anniversary of the Rent Increase Trigger Date, Minimum Monthly Rent shall increase by an additional two percent (2%) if the Rent Increase Trigger Date occurred during the Initial Term and by four percent (4%) if the Rent Increase Trigger Date occurred during the Extension Term.

As used herein, “Change of Control” means any change in ownership, whether occurring due to any equity transfer or other transaction, as a consequence of which Robert Weakley is not the Control Person. For purposes hereof, Robert Weakley shall be deemed to be the Control Person of Tenant for so long as Tenant is a California mutual benefit company and provided that Tenant is managed by an entity of which Robert Weakley is the Control Person. Robert Weakley shall be the “Control Person” of any entity of which he shall be the largest equity owner and actively engaged in the business.

6.
POSSESSION.

Possession of the Leased Premises shall be tendered to Tenant on the Effective Date. If Landlord is unable to deliver possession of the Leased Premises by the date specified for the commencement of the term as a result of causes beyond its reasonable control and/or force majeure/Unavoidable Delay, Landlord shall not be liable for any damage caused for failing to deliver possession, and this Lease shall not be void or voidable.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

7.
PAYMENT OF TAXES AND ASSESSMENTS BY TENANT.

7.1 Tenant’s Obligation to Pay Impositions. Tenant shall reimburse Landlord as more specifically provided in Section 15 below for all Impositions (as defined in Section 7.2 below), which are assessed, levied, imposed or become a lien upon the Leased Premises and which become payable during the term of this Lease, plus any extensions or any holding over.

7.2 Definition of Impositions. As used in this Lease, the term “Impositions” shall include, not by way of limitation, any taxes, fees, levies, assessments whether general or special, regular or supplemental, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature, and/or reassessments, or other charges imposed as the result of a transfer, either partial or total, of Landlord’s interest in the Leased Premises. “Impositions” shall also include Commercial Cannabis Business Taxes assessed pursuant to County Ordinance No. 5274 (Chapter 7.100 of the County Code) (the “Cannabis Business Tax”) and any and all similar taxes, assessments or fees imposed on Tenant’s Permitted Use. “Impositions” shall not include inheritance taxes levied on or computed by reference to Landlord’s personal net income, or as a whole on all of Landlord’s investments.

7.3 Personal Property Taxes. In addition to the Impositions to be paid by Tenant as provided in this Section 7 and Section 15 below, Tenant shall pay directly (or reimburse Landlord upon demand) any and all taxes levied, imposed or assessed upon the Collateral (as defined in Section 25) and any and all other personal property or inventory at the Leased Premises, whether State or local taxes, and upon issuance by the State of California and Monterey County of Tenant’s license, permit, and/or entitlement to operate the Leased Premises for the Permitted Use, as applicable, plus the full amount of any sales or use taxes imposed on the Rent and/or Tenant’s operation of its business in the Premises.

8.
ASSIGNMENT AND SUBLETTING.

Landlord may assign this lease at any time upon notice to Tenant. The remainder of this Section shall apply to assignment and subletting by Tenant.

8.1 Definition of Transfer. As used herein, “Transfer” shall mean any one or more of the following:

a. any assignment, subletting, mortgage, pledge, hypothecation, or encumbrance, or other transfer of any interest in this Lease, or of all or any portion of Tenant’s interest in the Leased Premises under this Lease;

b. suffering or permitting (whether by entry into any license, concession agreement, or otherwise) all or any part of the Leased Premises to be used by any third party other than Tenant, its authorized agents, employees, qualified patient members and/or caregivers, and invitees and visitors (who are not using any portion of the Leased Premises to conduct a business other than that of Tenant); or

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

c. if Tenant is an entity, the transfer (by sale, gift, inheritance, or otherwise, and voluntarily or by operation of law) of more than fifty percent (50%) of the partnership interests, voting stock, membership interests, management and/or directorship rights, or otherwise transfer of a controlling interest in such entity; provided, however, that a transfer of such an interest as part of a corporate merger or consolidation of related corporations shall not constitute a Transfer for purposes of this Lease; provided that the surviving corporation agrees in a writing delivered to Landlord (in form and content acceptable to Landlord) to assume all of Tenant’s obligations under this Lease pursuant to Section 8.6 below.

8.2 Landlord’s Consent Required. Tenant shall not, voluntarily, by operation of law or otherwise, make any Transfer without Landlord’s prior written consent, and any attempted Transfer without such consent being first had and obtained shall be wholly void and shall, at Landlord’s election, constitute a default under this Lease. Landlord may withhold its consent to any mortgage, pledge, hypothecation or encumbrance of the Lease (each, an “Encumbrance”), Tenant’s leasehold interest or any interest therein in Landlord’s sole and absolute discretion. Landlord’s consent shall be evidenced by a writing signed by Landlord, and the acceptance of Rent by Landlord from any person other than Tenant, or other conduct by Landlord absent such a writing, shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Notwithstanding the foregoing, Landlord hereby consents to the sublease of the Leased Premises to Cypress Manufacturing Company, a California not-for-profit company (“Cypress Manufacturing Company”) subject to and conditioned upon Cypress Manufacturing Company’s written agreement to be bound by all terms and conditions under this Lease, including, without limitation, Sections 3 and 17 hereof.

8.3 Request for Consent to Transfer.

a. Contents of Request for Consent. Tenant shall submit in writing to Landlord for Landlord’s review and approval sixty (60) days prior to the effective date of the proposed Transfer:

(1)
The name and legal composition of the proposed transferee;

(2)
The nature of the proposed transferee’s business to be carried on in the Leased Premises;

(3)
The terms and provisions of the proposed Transfer, including copies of the instrument(s) by which the Transfer is to be effected and any other agreements between Tenant and the proposed transferee concerning the Transfer; and

(4)
Such financial information as Landlord may request concerning the proposed transferee, including without limitation, financial history, credit rating, and business experience.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

By submission of its request for consent to the Transfer, Tenant agrees to reimburse Landlord for its actual out-of-pocket fees and costs incurred in conjunction with the review of any requested Transfer.

8.4 Reasonable Consent. Landlord shall not unreasonably withhold its consent to a proposed Transfer (except that Landlord may withhold its consent to any Encumbrance in its sole and absolute discretion).

a. Reasonable Grounds Regarding Landlord’s Consent. Tenant acknowledges that Landlord has entered into this Lease in reliance on the particular skills, knowledge, and experience of Tenant and/or its principal officer with respect to the conduct of business in the Leased Premises, that Landlord has made a substantial investment in the Leased Premises, and that the willingness of Landlord to put that investment at risk under the terms of this Lease is based upon Landlord’s judgment of Tenant’s abilities and business prospects. Accordingly, Tenant agrees that the following shall constitute (not by way of limitation) reasonable grounds for Landlord’s refusal to consent to a proposed Transfer:

(1)
If Tenant fails to submit the request for consent to the Transfer, and the supporting information, as provided in Section 8.3;

(2)
If Tenant is, or has been (as the case may be) in default under this Lease at any of the following-listed times: (i) when the request for approval of the Transfer is made or is being reviewed by Landlord, (ii) when the Transfer is to become effective, or (iii) more than five (5) times during the Lease Term prior to request for approval of the Transfer;

(3)
If, in Landlord’s sole judgment: (i) the quality of professional service or business is likely to be in any material way adversely affected during the term of this Lease; (ii) the proposed transferee (if an individual) does not have a good credit rating and FICA score of at least 700; (iii) the audited financial net worth of the proposed transferee for the previous fiscal year is less than $1,000,000.00 for an individual or $5,000,000 for a corporation, as verifiable in Landlord’s reasonable business judgment; (iv) if, in the event that the proposed transferee is a corporation, proposed transferee has a Dunn & Bradstreet Rating Classification of “lA” orless and a D&B Composite Credit Appraisal of “2” or worse; (v) if, in the event that Tenant is a corporation or limited liability partnership, Tenant has not provided an acceptable personal guaranty of the Tenant’s obligations under the Lease, or (vi) if Landlord’s review of the proposed Transfer discloses other material information reasonably unsatisfactory to Landlord; and

(4)
If the proposed use is different than the Permitted Use, unless approved by Landlord.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

b. Conditions to Landlord’s Consent. Anything to the contrary notwithstanding contained herein or elsewhere in this Lease, except in the event of a sublease of a portion of the Leased Premises by Tenant, Landlord, as additional consideration for approval of a proposed Transfer, shall be entitled:

(1)
To receive any and all additional rent payable in connection therewith, and/or

(2)
To require increases in :Minimum Monthly Rent payable to Landlord consistent with the then current Minimum Monthly Rent rate for a new lease for similar Leased Premises and to require that the transferee enter into a written amendment of this Lease accordingly increasing the Minimum Monthly Rent; and/or

(3)
To modify such other provisions of this Lease as Landlord may require to bring this Lease into compliance with its current leasing practice, including without limitation cancellation of any options to extend the term granted hereunder, if any; and/or

(4)
To assume the Lease and consummate the proposed Transfer on the same terms and conditions (excluding any differences in Rent or other financial terms) as specified in Tenant’s notice of the proposed Transfer, such option to be exercised by Landlord within thirty (30) days after receipt of a written notice of proposed Transfer; and/or

(5)
To require that the transferee post a Security Deposit in an amount to be reasonably determined by Landlord; and/or

(6)
To terminate this Lease and recapture the Leased Premises, such option to be exercised by Landlord within thirty (30) business days after receipt of a written notice of proposed Transfer; provided, however, that in the event that Landlord elects to exercise the option set forth in this Section 8.4b(6), then Tenant may elect by written notice to Landlord given within ten (10) days of delivery of Landlord’s notice of election to terminate to forego the proposed Transfer and to retain the Leased Premises for the balance of the term of this Lease on the terms and conditions herein set forth.

8.5 Effects of Transfer.

a. Tenant’s Obligations. No consent by Landlord to any Transfer shall relieve Tenant or its guarantor (if any) of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent or such Transfer, unless otherwise agreed to by Landlord in writing; provided, however, that Landlord’s assumption of the Lease pursuant to Section 8.4b(4), Landlord’s written approval of the transfer pursuant to the criteria set forth in Section 8.4 above, or termination of the Lease pursuant to Section 8.4b(5), shall relieve Tenant and its guarantor (if any) of obligations accruing under this Lease after the effective date of such assumption or termination, with the exception of any obligations arising prior to such assumption or termination and not yet paid or otherwise resolved.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

b. Consents Required for Other Transfers. Landlord’s consent to one Transfer shall not be deemed to constitute consent to any other Transfer and shall not relieve Tenant or the transferee, as the case may be, from the obligation to obtain Landlord’s written consent to any other Transfer.

c. Assignment of Rents. Tenant hereby irrevocably assigns to Landlord all Rent and other sums from any such Transfer and agrees that Landlord, as assignor and as attorney-infact for Tenant, or a receiver for Tenant appointed upon Landlord’s application, may collect such Rent and other sums and apply the same as provided in Section 25 upon Tenant’s default.

8.6 Documentation of Transfer. Each Transfer to which Landlord’s consent has been given shall be effected by an instrument in writing in a form reasonably satisfactory to Landlord, which shall be executed by Tenant and each transferee. In such writing, each Transferee shall agree for the benefit of Landlord herein to assume, to be bound by the terms of this Lease (except for payment of Rent), and, in the event of a Transfer of all of Tenant’s interest in this Lease, to assume and to perform all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant, including the payment directly to Landlord of all amounts due or to become due under this Lease and under the instruments of the Transfer. One fully executed counterpart of such written instrument shall be delivered to Landlord.

9.
RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE.

Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, and in the absence of a Bankruptcy Court order directing otherwise, Tenant, as debtor in possession, and any trustee who may be appointed by the Bankruptcy Court, agree as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed pursuant to the provisions of United States Bankruptcy Code; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises the sum set forth in the Basic Lease Provisions as Rent and all other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days after the filing of a petition under any Chapter of the Bankruptcy Code; (iv) to give Landlord at least forty-five (45) days prior written notice of any abandonment of the Leased Premises, and that any such abandonment is to be deemed a rejection of this Lease; and (v) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment made in connection with such a proceeding under the United States Bankruptcy Code are the following: (i) the cure of any monetary defaults and the reimbursement of any loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months’ Minimum Monthly Rent to be held as a security deposit; (iii) the use of the Leased Premises solely as set forth in Section 1.6 and Section 3 of this Lease, (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant’s trustee shall have demonstrated in writing that it has sufficient background (including, but not limited to, substantial business experience and financial ability) to operate a business in the Leased Premises in the manner contemplated in this Lease and to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Leased Premises, at all times, remains a single Leased Premises and business and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

No default under this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord. The provisions of this Section 9 shall also apply to any guarantor of this Lease.

10.
ALTERATIONS.

10.1 Restriction on Alterations. Tenant shall not make, or suffer to be made, any alterations of the Leased Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall respond to any written request from Tenant for Landlord’s consent to alterations within five (5) business days after receipt of such written request and in such response shall either grant its consent or provide the basis for Landlord withholding its consent. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural interior alterations not exceeding $10,000.00 without the prior written consent of Landlord, provided that such improvements are in strict compliance with all applicable regulations, codes, laws and ordinances. Tenant agrees that all additions or improvements of whatsoever kind or nature made to the Leased Premises shall belong to and become the property of Landlord upon the completion thereof. Roof and/or exterior wall penetrations are expressly prohibited without Landlord’s prior written consent. Tenant shall give Landlord written notice of any planned alterations, whether or not requiring Landlord’s consent, at least fifteen (15) days prior to commencement of the work, so that Landlord may post appropriate notices of non-responsibility and Tenant shall keep the Leased Premises free and clear of mechanics’ and materialmen’s liens in connection with any work performed by or on behalf of Tenant, and Tenant shall indemnify, defend, and hold Landlord harmless against loss from any such work or any such lien. In the event that any such lien is filed against the Leased Premises, Tenant shall cause the same to be removed of record (by payment or by posting of an appropriate bond as provided by statute) within thirty (30) days after such filing.

10.2 Restoration of Leased Premises. Tenant shall remove such of its alterations as Landlord may specify in writing at the expiration or termination of this Lease, and shall repair any damage caused by such removal or by removal of any of the Collateral which Landlord directs Tenant to remove pursuant to Section 18 or which Tenant otherwise has the express right to remove as set forth herein, and Tenant shall, at Landlord’s direction, restore the Leased Premises to substantially their condition when Tenant received possession, reasonable wear and tear excepted.

11.
ABANDONMENT.

With the exception of Section 54, Tenant shall not vacate or abandon the Leased Premises at any time during the term hereof; and if Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, such event shall, at Landlord’s election, constitute a default under this Lease. Subject to Landlord’s rights in the Collateral pursuant to Section 18, below, any personal property belonging to Tenant and left on said Leased Premises shall be deemed to be abandoned, at the option of Landlord, or Landlord may store the same, with the exception of any inventory belonging to Tenant, in the name of Tenant and at Tenant’s expense. The term “abandon” as used herein shall include vacation of the Leased Premises for a period of more than ten (10) consecutive normal business days.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

12.
UTILITIES.

Tenant shall pay, prior to delinquency, any and all charges and/or assessments for gas, electricity, water, sewage, air conditioning, and telephone service or other services that may be used in or for the Leased Premises (including, but not limited to, all permit fees, water and sewer “hook-up”, “capacity’’, or “allocation” fees and utility assessments as described by Section 2.2.6 of Exhibit C attached hereto). Tenant shall reimburse Landlord for such utility charges in the same manner as payments of Additional Rent (as set forth in said Section 15).

13.
CONDITION OF LEASED PREMISES.

13.1 Condition of Leased Premises upon Acceptance of Possession. Except as expressly set forth in this Lease and in the Condition of Leasehold Space exhibit attached hereto as Exhibit C, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Leased Premises, and Tenant shall accept the Leased Premises in its “AS IS” condition on the Effective Date.

13.2 Tenant’s Maintenance and Repair Obligations. During the term of this Lease and any holding over, Tenant shall, at its sole cost and expense:

a. Keep the Leased Premises and every part thereof in a clean and wholesome condition;

b. Cause all health and police and state and local law regulations applicable to the Leased Premises and/or Tenant’s operations thereon to be at all times fully complied with, including making any alterations or improvements to the Leased Premises necessitated by the Americans With Disabilities Act or similar state statutes, or as a result of other requirements of any statute or governmental authority;

c. Maintain and repair the Leased Premises including the Buildings and other improvements upon and about the Leased Premises, so as to keep the same in good, safe, and sanitary order and condition including, without limitation, the maintenance, repair and replacement, of any store front, doors, signs, entrances and exits, interior walls, ceilings, floors, fire sprinklers, window casements, glazing, heating and air conditioning system serving the Leased Premises (including contracting with a service company for the monthly maintenance thereof, and a copy of the service contract shall be furnished to Landlord within ninety (90) days of delivery of the Leased Premises), security system, plumbing, pipes, sewer and utility lines, electrical wiring and conduits, parking area, driveways, retaining walls, landscaped areas, loading docks, courts, ramps and sidewalks. If Tenant refuses to contract for said maintenance of heating and air conditioning equipment, Landlord may contract for this maintenance and bill Tenant for the cost plus twenty (20%) percent overhead, as additional rent and Tenant agrees to reimburse Landlord for these costs, as additional rent, within ten (10) days of Landlord’s billing;

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

d. Maintain and repair all partitions, doors, door jambs, door closers, door hardware, fixtures, equipment and appurtenances thereof (including electrical, lighting, heating and plumbing, and plumbing fixtures, and any air conditioning system, including leaks around ducts, pipes, vents, or other parts of the air conditioning, heating or plumbing systems which protrude through the roof) in good order, condition and repair, including replacements (including reasonable periodic painting as determined by Landlord);

e. Replace all broken glass, and Tenant assumes all risk of glass breakage at the Leased Premises;

f. Repair any damages to the structural portions of the Buildings;

g. If applicable, install and maintain in good working order at all times devices as necessary to ensure that the sewage and drainage system shall not have stoppages; and in the event of stoppages created by Tenant’s operations, Tenant shall pay or reimburse Landlord for the cost of clearing said stoppages; and

h. Make any repair or replacement necessary, at its sole cost and expense, for any and all damages caused by a forced entry or attempted forced entry.

13.3 Payment for Work Done for Tenant’s Account. Tenant shall pay promptly when due all claims for work and materials furnished in connection with its maintenance, repair, restoration or alteration (pursuant to Section 10) of the Leased Premises. Tenant shall keep the Leased Premises and the property of which they are a part free and clear of mechanics’ and materialmen’s liens in connection therewith, and Tenant shall indemnify, defend, and hold Landlord harmless against loss from any such work or any such lien. In the event that any such lien is filed against the Leased Premises or the property of which they are a part, Tenant shall cause the same to be removed of record (by payment or by posting of an appropriate bond as provided by statute) within thirty (30) days after such filing.

13.4 Landlord’s Maintenance and Repair Obligations. It being the intention of the parties that this Lease shall be what is commonly referred to as a ‘‘triple net lease”, and Tenant shall be responsible for all expenses of every kind and nature, including capital improvements as well as operating expenses, Landlord shall have absolutely no obligation to repair, maintain, restore or replace, as applicable any aspect of the Leased Premises or the Buildings located thereon.

14.
SECURITY.

Tenant shall provide sufficient levels of security (in compliance with all present and future applicable State and local laws and regulations) for the Leased Premises twenty-four (24) hours per day, 365 days per year during the Term, which obligation shall include, without limitation, strict compliance with the California Attorney General’s “Guidelines for the Security and Non-Diversion of Marijuana Grown for Medical Use” dated August 2008 pursuant to Section 1.6 above.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

15.
ADDITIONAL RENT.

In addition to the maintenance and repair obligations set forth in Section 13 above, and the Rent heretofore specified, Tenant shall pay to Landlord as “Additional Rent” the sums described in this Section 15.

15.1 Expenses.

a. From and after the Rent Commencement Date during the term, Tenant shall self- maintain the Leased Premises and directly pay for all of the following-listed expenses (except for those expenses incurred by Landlord, including but not limited to impositions and Landlord’s insurance costs, in which case Tenant shall reimburse Landlord as set forth in this Lease):

(1)
Parking lot repair or resurfacing expenses;

(2)
Impositions, as provided in Section 7;

(3)
Utility costs, as provided in Section 12;

(4)
Insurance costs, as provided in Section 17;

(5)
Exterior surfaces and roof of the Building; and

(6)
All other items or services needed to maintain the Premises (including the Building and parking lot) in a neat, safe, and sanitary condition, including, without limitation, performance of Landlord’s Compliance Inspections,

15.2 Tenant’s Obligations. Additional Rent shall include all monetary items for which Tenant is responsible under this Lease, including, not by way of limitation, attorneys’ fees, as provided in Section 24, and Landlord’s expenses of curing Tenant’s defaults, as provided in Sections 17.ld and 25.2c.b(2).

15.3 Payment of Cannabis Business Tax. Pursuant to the County’s Commercial Cannabis Business Tax ordinance (i.e., Monterey County Code Chapter 7.100 - 7.100.300, as the same may be modified and amended from time to time, the “Cannabis Tax Ordinance”), the Cannabis Business Tax is imposed on a fiscal year basis (July 1 through June 30th of the following calendar year) and shall be due and payable in quarterly installments, or in the Treasurer-Tax Collector’s discretion, such shorter report and payment periods for any taxpayer the Treasurer-Tax Collector deems necessary to insure collection of the Cannabis Business Tax (such shorter payment periods being referred to herein as the “Shorter Cannabis Payment Period(s)”). In order to ensure Tenant’s timely payment of the Cannabis Business Tax, Tenant hereby agrees that notwithstanding anything to the contrary in this Lease, Tenant shall pay to Landlord, as Additional Rent, the Cannabis Business Taxes due throughout the Term as follows:

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

a. During the first two (2) fiscal quarters occurring during the Term for which the Cannabis Business Tax is due (i.e., January 1, 2017 - March 31, 2017 and April 1, 2017 - June 30, 2017), Tenant shall not be required to pay the Cannabis Business Tax due to Landlord in advance but rather shall pay such Cannabis Business Taxes directly to the County prior to delinquency and shall provide Landlord with written proof of payment in full of such Cannabis Business Taxes concurrent with Tenant’s payment of such taxes to the County.

b. During the third (3rd) fiscal quarter during the Term for which the Cannabis Business Tax is due (i.e., July 1, 2017 - September 30, 2017), Tenant shall pay into an escrow account or other account pledged to the Landlord and as to which Tenant has no access other than to pay the required Cannabis Business Taxes to the County, which may be interest bearing or invested in cash equivalent investment reasonably acceptable to the Landlord (the “Restricted Account”) in advance on the first day of each calendar month during such third (3rd) fiscal quarter, an amount equal to one-third (1/3) of the total estimated Cannabis Business Tax due for such third (3rd) fiscal quarter. Tenant shall provide to Landlord in writing Tenant’s good faith calculation as to the estimated amounts due for the third (3rd) fiscal quarter, which shall be on the form prescribed by the Treasurer-Tax Collector pursuant to the Cannabis Tax Ordinance (“Required Tax Payment Form”). Within ten (10) days after the end of the third (3rd) fiscal quarter, Tenant shall provide to Landlord a completed and duly executed Required Tax Payment Form for the third (3rd) fiscal quarter together with the additional amount, if any, of Cannabis Business Taxes due for such third (3rd) fiscal quarter and Landlord shall (to the extent received from Tenant) deliver or authorize the escrow holder or administrator of the Restricted Account, as applicable, delivery of the Required Tax Payment Form and Cannabis Business Tax due to the County prior to delinquency.

c. After the third (3rd) fiscal quarter and continuing for the remainder of the Term for which the Cannabis Business Tax is due (i.e., from and after October 1, 2017), Tenant shall deposit into the Restricted Account in advance on the first day of each Minimum Assessment Period (as defined below), an amount equal to the total estimated Cannabis Business Tax due for such Minimum Assessment Period. Tenant shall provide to Landlord in writing Tenant’s good faith calculation as to the estimated amount due for the Minimum Assessment Period, which shall be on the Required Tax Payment Form. Within ten (10) days after the end of the applicable fiscal quarter, Tenant shall provide to Landlord a completed and duly executed Required Tax Payment Form together with the additional amount, if any, of Cannabis Business Taxes due for such fiscal quarter and Landlord shall (to the extent received from Tenant) deliver or authorize the escrow holder or administrator of the Restricted Account, as applicable, delivery of the Required Tax Payment Form and Cannabis Business Tax due to the County prior to delinquency. As used herein, “Minimum Assessment Period” is the period of time for which the Cannabis Business Tax will be assessed and owed if cultivation (as defined in the Cannabis Tax Ordinance) occurs during any portion of such period, in adherence with the proration of Cannabis Business Taxes for a partial fiscal year pursuant to the Cannabis Tax Ordinance and including such shorter period as to which such assessment would apply in the event of any cessation and/or surrender or termination of the cultivation license and/or “County permit” (as defined in the Cannabis Tax Ordinance) during any applicable period. The parties agree to cooperate with one another in good faith to obtain clarification, through modification of the ordinance or official interpretive guidance from County officials, as to the period for which Landlord may be responsible for unpaid Cannabis Business Taxes, including by a lien on the Leased Premises, with respect to any period for which cultivation has ceased and/or the cultivation license and/or County permit, as applicable, has been surrendered or terminated, and to adjust the requirements with respect to the periodic deposit and advance payment of Cannabis Business Taxes into the Restricted Account accordingly.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

d. If during the Term the Treasurer-Tax Collector institutes or permits a Shorter Cannabis Payment Period, then Tenant shall pay to Landlord the estimated Cannabis Business Taxes on the first day of each such Shorter Cannabis Payment Period in lieu of the applicable payment periods contemplated in Subsections 15.3(b) and (c), above.

If the estimated amounts of Cannabis Business Taxes paid by Tenant to Landlord exceed the actual amounts due, then Landlord shall hold such excess amount in trust for Tenant and shall credit such excess payments to the Cannabis Business Tax which shall be due for the following fiscal quarter to the amounts which shall otherwise be due and payable to Landlord by Tenant.

Tenant shall be solely responsible for all penalties and interest which may be levied by the County as a result of Tenant’s failure to timely deliver the Cannabis Business Tax to Landlord as set forth herein. Tenant agrees and acknowledges that time is of the essence with respect to its payment of the Cannabis Business Tax and therefore, if Tenant fails to timely remit the Cannabis Business Tax to Landlord as required herein, the same shall constitute a default by Tenant hereunder (subject only to a five (5) business day cure period following notice from Landlord) and Landlord shall have the option, in its sole discretion, but without obligation, to pay such Cannabis Business Tax to the County on Tenant’s behalf in which event Tenant shall reimburse Landlord for all such amounts paid by Landlord together with any late charges due pursuant to this Lease, any late penalties assessed by the County, and interest shall immediately begin to accrue at the Interest Rate upon payment of such amounts by Landlord and shall continue to accrue until Landlord is reimbursed in full. In addition, if Tenant fails to pay the Cannabis Business Tax due to Landlord within fifteen (15) days of the due date therefor as set forth in this Section 15.3, then Landlord shall have the right, and Tenant hereby expressly authorizes Landlord, to immediately enter upon the Leased Premises without terminating this Lease or the tenancy created hereby and without claim by Tenant for trespass or other cause of action relating to Landlord’s entry, and to destroy and remove all Cannabis (as defined in the Cannabis Tax Ordinance) in order to cause all “cultivation” (as defined in the Cannabis Tax Ordinance) to cease and/or the County permit (as defined in the Cannabis Tax Ordinance) surrendered or terminated (to the extent such surrender or termination complies with applicable law) and therefore, to cease the continued accrual and assessment of the Cannabis Business Tax on the Permitted Use conducted at the Leased Premises.

Notwithstanding the foregoing to the contrary, if the Cannabis Tax Ordinance is ever amended such that, in Landlord’s sole but good faith business judgment, liability for non-payment of the Cannabis Business Tax rests solely with Tenant and in no event shall Landlord, its partners, members, owners, lenders, agents, and employees be liable for Tenant’s delinquent payment or non-payment of the Cannabis Business Tax and in no event shall the Leased Premises be subject to lien or foreclosure resulting from Tenant’s failure to timely pay the Cannabis Business Tax, then Tenant’s obligation to pay the Cannabis Business Tax to Landlord in advance as provided in this Section 15.3 shall cease and Tenant shall instead pay all Cannabis Business Taxes directly to the County as and when due; provided, however, if the Cannabis Tax Ordinance is ever further amended such that the County has recourse against Landlord or the Leased Premises in the event of non-payment of Cannabis Business Tax.es, then Tenant’s obligation to pay to Landlord the Cannabis Business Taxes in advance as Additional Rent as set forth in this Section 15.3 shall be automatically reinstated.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

16.
ENTRY BY LANDLORD.

Landlord reserves the right to enter the Leased Premises for the following purposes:

a. At any and all reasonable times and with reasonable notice during business hours, provided the same does not unreasonably interfere with the Permitted Use activity nor threaten to violate Tenant’s right to maintain its trade secrets: (i) to inspect the same, conduct tests, inspections and surveys concerning Hazardous Materials, and to monitor Tenant’s compliance with its obligations concerning Hazardous Materials or other obligations under this Lease, or (ii) to post upon the exterior walls of the Leased Premises “for sale” signs and, during the last ninety (90) days of the Lease term, “for rent” signs, or (iii) to show the Leased Premises to prospective purchasers, lenders, investors or tenants (provided, with respect to other tenants, only during the last twelve (12) months of the Lease Term or such other time that Tenant is in default hereunder); and

b. During normal business hours, or in the event of an emergency, at any time to make any necessary repairs to the Leased Premises and perform any work therein which: (i) may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the Insurance Commissioner or Landlord’s Insurance Carrier or of any similar body, if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Landlord, or (ii) Landlord may deem necessary to prevent waste or deterioration in connection with the Leased Premises if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Landlord. Nothing herein contained shall create any duty on the part of Landlord to do any such work, which is to be performed by Tenant under any provision of this Lease, nor shall it constitute a waiver of Tenant’s default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of Rent.

c. During normal business hours at any time to inspect the Leased Premises and Permitted Use to ensure Tenant’s compliance with all present and future State and local medical marijuana laws and rules, including Monterey County Code laws and rules governing the Permitted Use (collectively, “Landlord’s Compliance Inspections”).

d. Immediately upon Tenant’s failure to pay the required Cannabis Business Tax within fifteen (15) days of the date due pursuant to Section 15.3, above.

17.
INSURANCE, LIABILITY, AND INDEMNIFICATION.

17.1 Tenant’s Insurance. Tenant shall, at its sole cost and expense, cause to be placed in effect immediately prior to the Delivery Date, and shall maintain in full force and effect during the term of this Lease and any renewals thereof, policies of insurance as described in this Section 17.1. The provisions of this Section 17.1 are minimum insurance requirements, and to the extent (if any) that the documents referred to in Section 1.7 impose higher or additional requirements regarding insurance or to the extent that additional insurance is required pursuant to Section 3.7e, then Tenant’s insurance shall satisfy such higher or additional requirements of those documents. Notwithstanding the requirements of this Section 17, the parties acknowledge that insurance coverage availability may be subject to limitations for the Permitted Use, and Tenant shall procure such required insurance coverages as shall be commercially available to Tenant.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

a. Required Coverage. The insurance coverages required to be carried by Tenant are as follows:

(1)
Liability Insurance. Commercial general liability (“CGL”) insurance in an amount normally carried by Tenant in Tenant’s normal “blanket” policy, but in any event not less than: (i) $5,000,000 combined single limit bodily injury and property damage for injury and/or death to any number of persons in any one accident and not less than $6,000,000 general aggregate, (ii) $2,000,000 Products and Completed Operations Aggregate, and (iii) $5,000,000 Personal & Advertising Injury Limit. Pesticide Applicator Endorsement coverage shall be maintained by Tenant. Annually, the policy limits of said commercial general liability insurance shall be reviewed and adjusted to a limit as recommended by Landlord’s insurance carrier. Said limit shall be set at an amount which is reasonable given the nature of Tenant’s use, but in no event shall said coverage be less than the minimum amounts set forth above. Such coverage can be satisfied through a combination of primary and excess/umbrella policies; provided, however, the general aggregate limit shall apply separately at each of Tenant’s locations. The CGL carrier must provide a written guaranty that it will write the policy to insure losses to cannabis businesses in California and to the Tenant in particular. Notwithstanding the minimum amounts set forth above, if Tenant or its contractors maintain greater limits, then the specifications set forth herein shall not limit the amount of recovery available to Landlord. Legal defense costs incurred pursuant to Section 17.4 shall fall outside of the policy limits set forth herein.

Tenant’s insurance carried hereunder shall not contain any of the following exclusions or endorsements: (i) Third Party Over Actions, (ii) Assault and Battery, (iii) Contractual Liability Limitation or its equivalent (coverage shall apply but not be limited to Tenant’s liability obligations herein), (iv) amendment of lnsured Contract definition (CG 21 39 or its equivalent), (v) Limitation of Coverage to Designated Premises or Project (CG 21 44), (vi) any Insured vs. Insured exclusion.

(2)
Use Insurance. Use, Occupancy and Contents Insurance, insurance covering all glass and windows, and, if liquor is to be sold on the Leased Premises, Dram Shop Insurance.

(3)
Workers’ Compensation Insurance. Workers’ Compensation Insurance, covering employees working in the Leased Premises, as required by law. Where a PEO or leased employees are utilized, Tenant shall require its leasing company to provide worker’s compensation insurance for said leased workers and such policy shall be endorsed to provide an Alternate Employer Endorsement.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

(4)
Property Insurance. The property insurance carried by Tenant hereunder shall insure all equipment (indoor and outdoor cultivation and manufacturing equipment) and other property used in connection with the Permitted Use including the Collateral (to the extent it is not deemed a fixture under California law), Business Personal Property, Trade Fixtures, Signs, stock and inventory, crop (indoor plants, seeds, seedlings/clones, vegetative, flowering and finished stock for their full replacement cost value, on an Agreed Amount basis. The property coverage contemplated herein shall be provided on an “All Risk” or Special Form Causes of Loss ISO Form CP 10 30 or its equivalent. Business Income and Extra Expense coverage shall be provided in an amount of not less than 80% of Tenant’s gross annual income at the Leased Premises, less non continuing expenses and provided on an Agreed Value basis (ISO Special Form Causes of Loss). Boiler & Machinery coverage (Equipment Breakdown coverage) shall be provided on all operations at the Leased Premises on a comprehensive form endorsement (or its equivalent). Landlord shall be named as the loss payee under such policy.

(5)
Business Auto Liability. Tenant shall maintain such coverage in the minimum amount of $2,000,000 Combined Single Limit with Symbol 1 - Any Auto.

(6)
Contractors and Independent Contractors. Tenant shall require all contractors and independent contractors working at the Leased Premises (including, without limitation, any security personnel) to obtain the following insurance coverages in not less than the minimum amounts set forth below and shall provide certificates of insurance demonstrating such coverage is in effect to Landlord prior to said contractors and independent contractors’ entry. All such contractors and independent contractors’ insurance shall waive any right of recovery against an entity that is an Additional Insured.

Commercial General Liability (Occurrence Basis)
●
$2,000,000 Products/Completed Operations Aggregate
●
$2,000,000 General Aggregate
●
$1,000,000 Each Occurrence
●
$1,000,000 Personal & Advertising Injury
●
Per Location Aggregate or Per Project Aggregate
Automobile Liability (Any Auto-Symbol 1)
●
$1,000,000 Combined Single Limit
Workers’ Compensation and Employer’s Liability (Statutory Requirements)
●
$1,000,000 Each Accident

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

●
$1,000,000 Each Employee for Injury by Disease
●
$1,000,000 Aggregate for Injury by Disease
●
Where a PEO or leased employees are utilized, insurer will provide an Alternate Employer Endorsement.
Umbrella Liability
●
$1,000,000 General Aggregate
●
$1,000,000 Each Occurrence
Professional Liability (if ANY Professional Services are provided - Medical Provider, Attorney, CPA, Consultant, etc.)
●
$1,000,000 Each Occurrence/Aggregate
Environmental Liability or Contractor’s Pollution Liability (if exposure exists)
●
$1,000,000 Each Occurrence/ Aggregate
Builder’s Risk
●
Total Contract Value
b. Required Attributes of Insurance. All of the insurance required to be carried by Tenant hereunder shall satisfy the following criteria:

(1)
Joint Coverage. Such policies, except for workers’ compensation insurance, shall be issued naming Landlord (and Landlord’s lender, if requested) as Additional Insured pursuant to the ISO Form CG 20 11 01 96 (or its equivalent) endorsement and the policies shall be written with no exclusion for the acts or omissions of the Additional Insured(s). The Additional Insured Endorsement must accompany the Certificate of Insurance naming Cypress Manufacturing Company, Inc., Cypress Holding Company, LLC and Tinhouse Partners, LLC as an Additional Insured. The Additional Insured coverage must be primary and non-contributory.

(2)
Blanket Policies. Such coverages may be furnished by Tenant under a blanket policy carried by it; provided that any such blanket policy shall contain an endorsement naming Landlord as additional insured, which makes specific reference to the Leased Premises, and which guarantees a minimum limit available for the Leased Premises equal to the insurance amounts required in this Lease.

(3)
Carriers’ Qualifications. Each of the insurance carriers shall at all times during the term of this Lease: (i) be reasonably satisfactory to Landlord; (ii) be licensed to sell such insurance in the State of California; and (iii) have a policyholder’s rating of not less than “A/10” in the most current edition of Bests Insurance Reports. Any exceptions to this requirement must be granted in writing by Landlord.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

(4)
Primary and Non-Contributory. All insurance carried by Tenant as required hereunder shall: (i) contain a cross-liability endorsement; (ii) contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord or any investor in or mortgagee of Landlord and that any coverage carried by Landlord shall be excess insurance; and (iii) be written on an “occurrence” basis and not on a “claims-made” basis.

c. Insurance Certificates. Tenant shall provide copies of the insurance policies, appropriately authenticated by the insurer, or original insurance certificates reasonably acceptable to Landlord, evidencing the insurance coverages called for above. Such copies of policies or certificates shall be furnished to Landlord upon execution of this Lease. The policies or certificates shall contain a provision that the insurer will not cancel or refuse to renew the policies, or change in any material way the nature or extent of the coverage provided by such policies without first giving Landlord thirty (30) days prior written notice. Thirty (30) days prior to expiration of any policies of insurance carried by Tenant, Tenant shall provide proof of continuing coverage.

d. Tenant’s Failure to Provide Insurance. In the event that Tenant fails to procure, maintain, and/or pay for any of the insurance required by this Lease at the times and for the durations specified herein, then Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Tenant shall repay Landlord, as Additional Rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of Landlord under this Lease. Failure of Tenant to obtain or maintain the insurance coverages hereinabove described or to pay the premiums thereon or reimburse Landlord when due shall, at Landlord’s election, carry with it the same consequences as failure to pay any installment of Rent.

17.2 Landlord’s Insurance. During the Term, and subject to its right to reimbursement from Tenant has provided herein, Landlord shall maintain property insurance, keeping the Leased Premises insured for the benefit of Landlord, for its full replacement value, against loss or damage by fire, including rent loss coverage in the amount of one (1) year’s Rent obligation hereunder. The property insurance carried by Landlord hereunder shall insure the Buildings, the Tenant Improvements and Betterments, including any alterations, additions and changes made by Tenant. Boiler & Machinery coverage (Equipment Breakdown coverage) shall be provided on all operations at the Leased Premises on a comprehensive form endorsement (or its equivalent). Ordinance and Law, Earthquake Sprinkler Leakage and Backup of Sewers and Drains coverage shall be maintained (to the full replacement value of the Buildings). The property coverage contemplated herein shall be provided on an “All Risk” or Special Form Causes of Loss ISO Form CP 10 30 or its equivalent. Tenant shall reimburse Landlord as Additional Rent for all premiums incurred by Landlord in obtaining the insurance provided in this Section 17.2. Such payment shall be made to Landlord within thirty (30) days after written demand therefor which demand shall be accompanied by an invoice evidencing the premium due (or previously paid) by Landlord. Tenant’s failure to reimburse Landlord when due shall, at Landlord’s election, carry with it the same consequences as failure to pay any installment of Rent. In order for Landlord to accurately determine the replacement cost value of the Leased Premises for purposes of obtaining the insurance to be maintained by Landlord pursuant to this Section 17.2, Tenant shall deliver to Landlord within ten (10) days after written request by Landlord, a schedule of values for all improvements, alterations, fixtures , performed by or on behalf of Tenant and the value of all Collateral placed upon the Leased Premises by Tenant.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

17.3 Landlord’s Liability. Regardless of whether or not insurance coverage is carried for such losses, Landlord shall not be liable for any damage done to the Leased Premises or to any of the fixtures, merchandise, property or equipment therein contained, whether owned by Tenant or by any other person, due to the overflowing or breaking of steam or water pipes, drains, boilers, basins, toilets, lavatories or gutters or from smoke, fire, odor, earthquake, explosion, gas, electricity, lighting and wiring, or from any other cause and whether having its origin in the Leased Premises hereby leased or elsewhere. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for injury to any person or for damages to goods, wares, and merchandise in, upon or about said Leased Premises from any cause arising at any time.

17.4 Tenant’s Indemnity. Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, protect, defend and hold Landlord harmless from any and all damage or injury to any person or to the goods, wares and merchandise of any person arising from the use of the Leased Premises by or under Tenant (including the use of Hazardous Materials), or from the failure of Tenant to maintain the Leased Premises in the manner herein required. Notwithstanding any other provision of this Lease, Tenant’s covenants to indemnify, defend, and hold harmless in this Section or in other Sections of this Lease shall survive the expiration or earlier termination of this Lease as to actions, events, or conditions that existed as of the date of such expiration or termination and in no event shall Tenant’s indemnity obligations be limited by the amount of insurance carried by Tenant.

17.5 Waiver of Subrogation. Each of Landlord and Tenant hereby waives its right of recovery against the other for any damages caused by an occurrence insured against by Landlord or Tenant, and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy, to the extent allowed by the respective insurance carrier. Landlord and Tenant each covenant that at the Effective Date their respective insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, they will give the other party not less than thirty (30) days prior written notice of such impending unavailability.

18.
SURRENDER.

At the expiration of the term hereof, or the earlier termination of this Lease including early termination pursuant to Section 54, Tenant shall (subject to Landlord’s lien rights set forth herein) remove its interior and exterior signs, its inventory, and any personal property which does not constitute the Collateral and surrender the Leased Premises to Landlord. Tenant shall have no right to remove any Collateral upon the expiration or earlier termination of this Lease, it being agreed and acknowledged by Tenant that all Collateral shall become the property of Landlord (solely except and unless Landlord elects at its option and in its sole discretion not to take ownership of the Collateral, or any portion thereof, in which event any such Collateral which Landlord elects not to take ownership of shall be promptly removed by Tenant). Tenant shall, at Landlord’s request and at no cost to Landlord provide a duly executed Assignment and Bill of Sale to Landlord in order to memorialize the conveyance of Tenant’s rights and interest in and to the Collateral to Landlord and Tenant shall be solely responsible for the payment of any and all taxes and fees which may be due and owing in connection with the conveyance of the Collateral to Landlord. Notwithstanding anything in this Lease to the contrary, if Tenant is not in default upon the expiration of the Term, then Tenant shall have the right to remove such Collateral (i) to the extent it is not deemed a fixture under California law, (ii) paid for by Landlord (whether through the Tenant Allowance or otherwise), and (iii) which was not supplied, furnished, or otherwise present on the Leased Premises on the Lease Commencement Date (collectively, the “Landlord Supplied FF&E”) or is not a replacement of the Landlord Supplied FF&E. A list of all Landlord Supplied FF&E is attached as Schedule 1 to the Acknowledgement of Commencement Estoppel Agreement attached hereto as Exhibit B.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

18.1 Condition of Leased Premises upon Surrender. At such time, Tenant shall surrender the Leased Premises in broom clean condition, including repair necessitated by the removal of Tenant’s alterations and Collateral, if any, as provided in Section 10.2, reasonable wear and tear excepted. Tenant shall not defer needed and reasonably necessary items of maintenance and repair in the final months of this Lease, but shall perform the same throughout and including the last day of the term of the Lease so that when possession is returned to Landlord, Landlord will not be required to perform repairs and maintenance that should have been taken care of by Tenant under its duty to maintain and make repairs to the Leased Premises. All property of any kind not removed from the Leased Premises shall be deemed abandoned by Tenant. If the Leased Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises including but not limited to any loss arising from any claim made by any succeeding tenant founded on such delay.

18.2 Acceptance of Surrender by Landlord. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Leased Premises or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Leased Premises by Tenant prior to the expiration of the term hereof, except for Landlord’s acceptance of surrender evidenced by a written acknowledgment thereof signed by Landlord.

19.
SUBORDINATION AND ATTORNMENT.

At Landlord’s option, this Lease shall be subordinated to any mortgage or deed of trust which is now or shall hereafter be placed upon the Leased Premises, and Tenant agrees to execute and deliver any instrument which may be necessary to further effect the subordination of the Lease to any such mortgage or deed of trust; provided, however, that such instrument of subordination shall provide, or the mortgagee or beneficiary of such mortgage or deed of trust otherwise shall agree in writing in recordable form delivered to Tenant, that so long as Tenant is not in default under this Lease, foreclosure of any such mortgage or deed of trust or sale pursuant to exercise of any power of sale thereunder shall not affect this Lease but such foreclosure or sale shall be made subject to this Lease which shall continue in full force and effect, binding on Tenant and the transferee. Tenant shall attorn to the transferee as if said transferee was Landlord under this Lease.

20.
ESTOPPEL CERTIFICATE.

Tenant shall, at any time upon not less than ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in form satisfactory to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and, if applicable, the dates to which the Rent and any other charges have been paid in advance. Any such statement delivered pursuant to this Section may be relied upon by third persons, including a prospective purchaser or encumbrancer of the Leased Premises.

Tenant’s failure to execute and deliver an estoppel certificate within twenty (20) days after Tenant’s receipt of Landlord’s written request therefore shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, that not more than one month’s rental has been paid in advance, and that all other statements required to be made in the estoppel certificate are conclusively made.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

21.
SALE BY LANDLORD.

In the event of a sale or conveyance by Landlord of the Leased Premises, upon the execution of a written assumption by the purchaser of Landlord’s obligations under this Lease, the same shall operate to release Landlord from any liability arising thereafter from any and all of the covenants and conditions, expressed or implied, herein contained in favor of Tenant, and in such event, Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. If any security has been given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, or if any Rent has been prepaid by Tenant, then Landlord may transfer and/or deliver the security and such prepaid Rent to the transferee, and upon proper written notice to Tenant, as provided by law, Landlord shall be discharged from any liability arising thereafter in reference thereto. Tenant shall attorn to the new Landlord.

22.
DAMAGE OR DESTRUCTION.

In the event of damage or destruction of the Leased Premises, Tenant shall give immediate written notice to Landlord and Tenant shall forthwith and with all due diligence repair the same and restore the Leased Premises to substantially the same condition in which they existed prior to such damage or destruction, and such damage or destruction shall in no way annul or void this Lease. If the damage or destruction is caused by a casualty covered by insurance, the proceeds of the insurance, provided in Section 17 shall be used for such repair or reconstruction and both parties shall execute such documents as may be necessary to effect such payment. Rent payments shall continue while the Leased Premises are being replaced or restored for resumption of business operations. California Civil Code section 1932(2) provides that the “hirer of a thing” may terminate the hiring upon partial or total destruction of the thing hired and Civil Code section 1933(4) provides that the “hiring of a thing” terminates by the destruction of the thing hired. Such statutes conflict with provisions of this Lease; accordingly, Tenant waives any rights it has or could have under these provisions or any similar laws, rules or regulations.

In the event that this Lease is terminated under provisions of the above Section the entire proceeds of the insurance but not including any awards specifically attributable to the loss of any trade fixtures or personal property of Tenant, shall belong to Landlord. Both parties shall execute such documents as the insurance company may require.

23.
CONDEMNATION.

If title to all of the Leased Premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so much of the Leased Premises is so taken that a reasonable amount of reconstruction of the Leased Premises will not result in the Leased Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes for which the Leased Premises are leased, then, in either such event, this Lease shall terminate at Landlord’s option as provided in written notice on the date of such taking.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

All compensation awarded or paid upon a total or partial taking of the fee title of the Leased Premises shall belong to Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee, Tenant not being entitled to any award for the value of this Lease; provided, however, that Landlord shall not be entitled to any award made to Tenant in respect of Tenant improvements or Tenant’s business, including for depreciation to and cost of removal of stock and fixtures, and from the entire award, Tenant shall be entitled to the value of the appropriation of its trade fixtures and any amount included therein with respect to Tenant’s removal or relocation costs or damages to Tenant’s personal property.

24.
ATTORNEYS’ FEES.

In the event of the bringing of any action by either party hereto against the other under, with respect to, or arising out of, this Lease, including any action for relief from stay or other proceedings in bankruptcy or any proceeding to enforce a judgment with respect to this Lease, then the prevailing party shall be entitled to recover from the other reasonable attorney’s fees, which shall be determined by the court.

Should Landlord become a party defendant to any litigation concerning this Lease or any part of the Leased Premises by reason of any act or omission of Tenant and not because of any act or omission of Landlord, then Tenant shall indemnify, protect, defend and hold Landlord harmless from all costs, expenses, and liability by reason thereof, including reasonable attorneys’ fees and all costs incurred by Landlord in such litigation.

In addition, Tenant shall reimburse Landlord, as Additional Rent, for any attorneys’ fees or costs reasonably incurred by Landlord, whether or not suit be instituted, with respect to any default of Tenant under the terms of this Lease.

25.
TENANT’S DEFAULT AND LANDLORD’S REMEDIES.

25.1 Tenant’s Default. Tenant shall be in default under this Lease if Tenant fails to perform any of its obligations hereunder and (i) if the failure is in the payment of Rent, Additional Rent, or any other failure which can be cured by the payment of money, the failure continues uncured for a period of five (5) days after written notice thereof from Landlord, or (ii) if the failure is in any of the other provisions of this Lease (except for failures associated with a default of Section 1.6 or 3.7b hereof, for which there shall be no cure period) and such failure continues uncured for a period of thirty (30) days after written notice thereof from Landlord, unless such cure is not capable of completion within thirty (30) days, in which case Tenant shall be afforded such additional time as may be reasonably necessary to complete the cure provided Tenant commences the cure within thirty (30) days of Landlord’s notice and diligently pursues such cure to completion, or, in the event of a threatened injury to life or property due to such failure, continues for such lesser period as Landlord may specify in such written notice.

25.2 Landlord’s Remedies. In the event of a default by Tenant then, besides any other rights and remedies of Landlord at law or equity, Landlord shall have the following rights and remedies. All remedies herein conferred on Landlord shall, to the fullest extent permitted by law, be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law or in equity, and nothing herein shall prevent Landlord from pursuing any and all other remedies it may have upon Tenant’s default.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

a. Election to Continue or Terminate Lease. Landlord shall have the right to elect either to continue or terminate this Lease, as follows:

(1)
Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(2)
Termination of Lease. Landlord shall have the right to terminate this Lease, by giving written notice of termination to Tenant or, if Tenant’s address is unknown, by posting such notice on the Leased Premises. Absent such written notice, no acts of Landlord (including entering, repairing, preparing to re-let, or re-letting the Leased Premises) shall be construed as an election to terminate the Lease. In the event that Landlord elects to terminate this Lease, then Landlord shall be entitled to its statutory unlawful detainer remedy, and Landlord shall recover from Tenant an award of damages equal to the sum of the following:

(a)
the worth at the time of award of the unpaid Rent (for purposes of this Section 25.2a(2)(a) “Rent” shall include Rent, Additional Rent, and all other sums owed under this Lease) which had been earned at the time of termination;

(b)
the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(c)
the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(d)
any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom;

(e)
all other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; and

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

(f)
the unamortized amount of the Tenant Allowance (amortized on a straight-line basis of the initial Lease Term).

The phrase “worth, at the time of award” will be computed as follows: (i) as used in sub Sections (a) and (b) of the preceding Section, that amount will be computed by allowing interest at the then-maximum rate of interest allowable under law which could be charged Tenant by Landlord; and (ii) as used in Section (c) thereof, that amount will to be computed by discounting at the then-current discount rate of the U.S. Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

b. Additional Remedies. In addition to the right to continue or terminate this Lease as provided above, Landlord shall have the following rights and remedies:

(1)
Specific Performance. Landlord shall have the right to obtain specific performance of any and all covenants or obligations of Tenant to be kept and performed under this Lease, other than the payment of Monthly Minimum Rent or Additional Rent; and

(2)
Landlord’s Right to Cure. Landlord shall have the right, but not the obligation, to cure Tenant’s default, in which event Tenant shall immediately pay to Landlord as Additional Rent the costs of such cure.

(3)
Security Interest and Agreement. In the event of Tenant’s default, in addition to any rights granted Landlord pursuant to this Lease or any other relevant California statute, in exchange for use of the Leased Premises under this Lease (hereafter, “Obligations”), Tenant hereby grants to Landlord a continuing lien against and a security interest in the following personal property and trade fixtures in which Tenant has rights of ownership or transfer rights including, but not limited to: goods including fixtures, accessions, furniture, equipment used in Tenant’s ordinary course of business, proceeds, inventory (but expressly excluding any cannabis), lights (whether or not permanently attached to the structure and including light depravation shades and related automations), heating and cooling equipment and systems (cooling, heating and exhaust fans, air conditioning and heater units), tables, potting equipment, water catchment and/or filtration systems, water storage tanks, boiler(s), well pump and related equipment, inlet shutters, climate and irrigation management systems and controls (timers, control boxes, and related computer hardware and software management systems), CO2 systems (tanks, generator, distribution components), solar shades, pH adjustment / fertilizer dosing systems and monitoring (including any general fertilizer preparation equipment, as well as pesticides application systems and soil treatment systems and steam sanitation equipment), growing tables, storage and drying racks (including pulley systems and components), storage containers, mobile office/construction trailer, security alarm and video surveillance systems (including cameras, wiring, DVR, and monitors) and security fencing, electrical generator and gas and electrical systems, including any solar or alternative power source provided that such system is not leased from a third party, all communication systems that are attached and/or installed at the Leased Premises (but expressly excluding walking-talkies and cell phones), now or hereafter located on or within the Leased Premises (hereafter “Collateral”).

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

Tenant may replace the Collateral with items of equal or better quality, but shall not otherwise remove it from the Premises without Landlord’s consent.

This Lease constitutes a security agreement creating a security interest in the Collateral in favor of Landlord, and Tenant authorizes Landlord to file a Form UCC-1 Financing Statement and/or Fixture Filing to perfect the security interest of Landlord in the Collateral and proceeds thereof under the laws of the State of California. Tenant hereby authorizes Landlord to file one or more financing statements and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Tenant specifically agrees that this authorization shall be applicable to any financing statements and/or amendments pre-filed by Landlord prior to the authentication of this Lease by Tenant.

Upon the occurrence of any default of this Lease by Tenant, Landlord may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the California Uniform Commercial Code. Landlord’s remedies include, but are not limited to, to the extent permitted by law, the right to (a) peaceably by its own means or with judicial assistance enter the Tenant’s premises and take possession of the Collateral without prior notice to Tenant or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Premises, and (d) require Tenant to assemble the Collateral and make it available to Landlord a place designated by Landlord. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Landlord will give Tenant reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to Tenant at least five (5) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Landlord’s reasonable attorney’s fees and legal expenses, incurred or expended by Landlord to enforce any payment due it under this Lease either as against Tenant, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Lease and the Collateral pledged hereunder. Tenant waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

Tenant represents, warrants and covenants to Landlord that: (a) Tenant has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, grant of security, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Landlord created by this Agreement; (b) except as herein provided, Tenant will not hereafter without Landlord’s prior written consent sell, pledge, grant security, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Landlord; (c) Tenant will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; and (d) Tenant’s exact legal name, type of entity, state of organization and organizational identification number, if applicable, is as accurately and correctly set forth in this Lease. Tenant shall not change its name, its type of entity, its state of organization, or its organizational identification number without providing Landlord at least thirty (30) days prior written notice of each and every such proposed change.

Tenant further covenants that it shall:

(a)
from time to time and at all reasonable times allow Landlord, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at Tenant’s expense, wherever located. Tenant shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Landlord may require to vest in and assure to Landlord its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees;

(b)
keep the Collateral in good order and repair at all times and immediately notify Landlord of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)
only use or permit the Collateral to be used in accordance with all applicable state, county and municipal laws and regulations; and

(d)
have and maintain insurance at all times with respect to all Collateral against risks of fire (including so called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as Landlord may reasonably require, in such form, in the minimum amount of the outstanding principal of the Note and written by such companies as may be reasonably satisfactory to Landlord. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of Landlord under which all losses thereunder shall be paid to Landlord as Landlord’s interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Landlord and shall insure Landlord notwithstanding the act or neglect of Tenant. Upon Landlord’s demand, Tenant shall furnish Landlord with evidence of insurance as Landlord may require. In the event of failure to provide insurance as herein provided which shall also constitute a default of this Lease, Landlord may, at its option, obtain such insurance and Tenant shall pay to Landlord, on demand, the cost thereof. Proceeds of insurance may be applied by Landlord to reduce the Obligations or to repair or replace Collateral, all in Landlord’s sole discretion.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

(e)
If any of the Collateral is, at any time, in the possession of a bailee, Tenant shall promptly notify Landlord thereof and, if requested by Landlord, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Landlord, that the bailee holds such Collateral for the benefit of Landlord and shall act upon the instructions of Landlord, without the further consent of Tenant.

Tenant will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral or use any portion thereof in any manner inconsistent with this Lease or with the terms and conditions of any policy of insurance thereon.

At its option, Landlord may, but is not required to: discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral; pay for required insurance on the Collateral; and pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the secured party to be necessary. Tenant will reimburse Landlord on demand for any payment so made or any expense incurred by Landlord pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Landlord.

All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt in accordance with Section 25.

No delay or omission on Landlord’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Landlord’s action or inaction impair any such right or power. Landlord’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Landlord may have under other agreements, at law or in equity.

c. Waivers With Respect to Remedies.

(1)
Redemption. Tenant hereby waives all rights (if any) conferred by Section 3275 of the Civil Code of California and by Sections 1174(c) and 1179 of the Code of Civil Procedure of California and any other laws and rules of law from time to time in effect during the Lease Term providing that Tenant shall have any right to redeem, reinstate or restore this Lease following its termination by reason of Tenant’s default; and

(2)
Jury Trial. Landlord and Tenant hereby waive trial by jury in any action or proceeding arising out of or relating to this Lease and the right to file therein any cross-complaints, counterclaims or cross-claims against the other, other than those which may be compulsory.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

26.
WAIVER.

No covenant or condition of this Lease shall be deemed waived, except by the written consent of Landlord or Tenant, as appropriate, and any forbearance or indulgence by the party entitled to performance shall not constitute a waiver of the covenant or condition to be performed. Until complete performance of such covenant or condition, the party entitled to performance shall have the right to invoke any remedy available to it under this Lease or by law, despite such forbearance or indulgence. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such Rent.

27.
SUCCESSORS AND ASSIGNS.

This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, always providing that nothing in this Section contained shall impair any of the provisions herein above set forth inhibiting assignment or other Transfer without the prior written consent of Landlord.

28.
NOTICES.

Wherever in this Lease one party hereto is required or permitted to give a notice, request, demand, consent or approval to the other, such communication shall be given in writing and shall be delivered either personally, by a nationally or regionally known overnight courier service (e.g. Federal Express, UPS) with proof of delivery, or by facsimile or email .pdf attachment provided that a hard copy of such notice is sent concurrently by a nationally known overnight courier service to Landlord or Tenant as set forth in Sections 1.11 or 1.12, respectively, of the Basic Lease Provisions. Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such communication shall be deemed to have been duly given on the date personally delivered or delivered by courier service or, if delivered by mail as provided above, on the third business day after mailing.

29.
QUIET ENJOYMENT.

Landlord covenants and warrants that upon Tenant’s paying the Rent and Additional Rent, and observing and performing all of the terms, covenants and conditions to be observed and performed by Tenant hereunder, Tenant may peaceably and quietly enjoy the Leased Premises.

30.
SECURITY DEPOSIT.

Tenant shall be required to pay a “Security Deposit” as set forth in Section 1.9d of the Basic Lease Provisions (or as a condition of transfer as set forth in 8.4 of this Lease), which will be held by Landlord to secure Tenant’s performance under this Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

30.1 Tenant’s Rights in Security Deposit. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant, and any such act on the part of Tenant shall be without force and effect, and shall not be binding upon Landlord, and shall, at Landlord’s election, constitute an event of default under this Lease. Should Tenant comply with all of said terms and promptly pay all Rent and all other sums payable by Tenant when due to Landlord, said Security Deposit shall be returned in full to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the term of this Lease.

30.2 Landlord’s Rights in Security Deposit. If any Rent or other sums due hereunder shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Rent or other sums due Landlord or for the loss or damage sustained by Landlord due to such default on the part of Tenant. In the event Tenant fails to occupy the Leased Premises in accordance with the terms of this Lease, Landlord’s remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. Further, Landlord may apply the Security Deposit to repair damages to the Leased Premises caused by Tenant or to clean the Leased Premises upon termination of this Lease. In any and all such events, Tenant shall within ten (10) days of demand, therefore, restore said Security Deposit to the original sum deposited.

In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such Security Deposit shall be deemed to be applied first to the payment of Rent and other sums due Landlord for all periods prior to the filing of such proceedings.

The Security Deposit shall not bear interest, nor shall Landlord be required to keep such sums separate from its general funds.

31.
LATE CHARGES.

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord or Landlord’s assignee within six (6) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount plus any attorney’s fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other sums when due hereunder; provided that any payment postmarked by the 5th of the month shall be presumed to be mailed in a timely manner. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, Tenant shall pay to Landlord interest at the Interest Rate on any delinquent payments, commencing thirty (30) days after the date payment was due and continuing until paid.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

32.
INTERPRETATION.

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders, and if there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Except as the context may otherwise require, the word “including” shall be construed as though immediately followed by the phrase “without limitation”. The marginal headings or titles to the Sections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease, but are intended for the convenience of the parties only.

33.
RELATIONSHIP OF THE PARTIES.

The relationship of the parties hereto is that of Landlord and Tenant, and it is expressly understood and agreed that Landlord does not in any way nor for any purpose become a partner of Tenant or a joint venturer with Tenant in the conduct of Tenant’s business or otherwise, and that the provisions of any agreement between Landlord and Tenant, relating to Rent, are made solely for the purpose of providing a method whereby the Rent payments are to be measured and ascertained.

34.
SEVERABILITY.

If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. It is the intention of Landlord and Tenant hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid then the provision shall have the meaning which renders it valid.

35.
QUITCLAIM.

Where requested by Landlord, at the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written request from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company to remove the cloud of this Lease from the real property subject to this Lease=.

36.
OTHER PAYMENTS TO BE CONSTRUED AS RENT. .

Failure of Tenant to pay any personal property taxes, Impositions, utilities, Insurance premiums, or any other obligations of Tenant under the terms of this Lease which can be satisfied by the payment of money by Tenant shall be deemed to be, and shall carry the same consequences as, failure to pay any installment of Rent.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

37.
INTEREST.

Any amount owing from one party to the other under this Lease which is not paid within thirty (30) days of the date when due shall thereafter bear interest at the Interest Rate. As used herein, the term “Interest Rate” means a per annum rate of interest equal to the lesser of (i) ten percent (10%) per annum over the then most recent annual prime or reference rate of interest announced by Bank of America N.A. (or in the event Bank of America N.A. ceases to publish a prime or reference rate, the prime rate of a comparable national banking institution reasonably agreed upon by the parties), or (ii) the maximum rate permitted by applicable law.

38.
CONDITIONS.

It is agreed between the parties hereto that all of the agreements herein contained on the part of Tenant, whether technically covenants or conditions, shall be deemed to be conditions at the option of Landlord, conferring upon Landlord, in the event of default under any of said agreements, the right to terminate this Lease.

39.
JURISDICTION; ALTERNATIVE DISPUTE RESOLUTION.

Tenant hereby consents and agrees that the courts of the City, County and State as set forth in Section 1.5 of the Basic Lease Provisions shall have jurisdiction over its person in actions arising under or relating to this Lease, and Tenant agrees that any action brought by it arising out of or relating to this Lease shall be filed in said County. Landlord and Tenant agree that said City and County shall for all purposes be considered the place in which this Lease was entered into, notwithstanding the order in which, or the location or locations at which, it may have been executed or delivered. Notwithstanding the foregoing, the parties agree to the following dispute resolution protocols with respect to mediation for all disputes and arbitration for all disputes other than non-payment of rent and Section 25.2(b)(3) and any and all corresponding security agreements and instruments attached hereto, referenced, and/or incorporated herein, as follows:

39.1 Mediation. In the event of any dispute in relation to non-payment of rent or otherwise arising out of or relating to this Lease that cannot be resolved by direct negotiation, the parties agree to submit the dispute to mediation before a neutral mutually selected by the parties. In the event a neutral cannot be agreed upon, either party may submit the matter to JAMS/San Jose, who will select a neutral and conduct the mediation hearing. A party that fails to mediate in good faith waives any and all right it might otherwise have to reimbursement of attorney’s fees and costs under this Lease.

39.2 Arbitration For All Disputes Except Non-Payment of Rent. Any dispute, claim or controversy, except the non-payment of Rent, arising out of or relating to this Lease or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in San Jose before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Any arbitration proceeding brought by the parties under this provision shall be confidential. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

40.
TIME.

Time is of the essence of this Lease and each and all of its provisions.

41.
CORPORATE AUTHORITY.

If Tenant is a corporation, Tenant shall deliver to Landlord on execution of this Lease a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

42.
LANDLORD EXCULPATION.

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord’s members, owners, agents, employees, and partners (including any successor landlord) (collectively, the “Landlord Parties”) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Building in which the Leased Premises is located (excluding any proceeds thereof), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

43.
ENTIRE AGREEMENT.

This instrument, along with any exhibits and attachments attached or referenced hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Premises. Except as contained herein, no person purporting to hold the authority to bind Landlord to any statement, covenant, warranty, or representation shall be deemed to have such authority, and Tenant agrees that it is not reasonable for Tenant to have assumed that any person had or has such authority. This agreement and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree that all prior or contemporaneous oral agreements between and among themselves and their agents, including any leasing agent or lender, and representatives relative to the leasing of the Leased Premises, are merged in and revoked or superseded by this agreement.

44.
NO RESERVATION OF PREMISES.

Submission of this Lease shall not be deemed to be a reservation of the Leased Premises. This Lease is subject to the review and mutual acceptance of the final terms, conditions and related documents by Landlord. Landlord shall not be bound hereby until Landlord delivers to Tenant an executed copy of this Lease for the Leased Premises signed by Landlord, having already been signed by Tenant. Landlord reserves the right to exhibit and lease the Leased Premises to the other prospective Tenants until such time as the delivery to Tenant of this executed Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

45.
UNAVOIDABLE DELAY.

With the exception of Section 54, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, adverse weather (including rain), inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar nature beyond the reasonable control of the party delayed in performing work or doing the act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period from the performance of any such act shall be extended for a period equivalent to the period of such delay (any such delay is herein referred to as an “Unavoidable Delay”). In no event shall Tenant’s inability to satisfy a monetary obligation hereunder constitute or be subject to Unavoidable Delay.

46.
USA PATRIOT ACT COMPLIANCE.

Tenant represents to Landlord that Tenant is not (and is not engaged in this transaction on behalf of) a person or entity with which Landlord is prohibited from doing business pursuant to any law, regulation or executive order pertaining to national security (“Anti-Terrorism Laws”). “Anti-Terrorism Laws”, as referenced above, shall specifically include, but shall not be limited to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (aka, the USA Patriot Act); Executive Order 13224; the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq.; the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq.; the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq.; sanctions and regulations promulgated pursuant thereto by the Office of Foreign Assets Control (“OFAC’’), as well as laws related to the prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957, except, without extension or relation to the Federal Controlled Substances Act.

47.
BROKER.

The parties represent that they have not engaged any real estate broker or finder, and that no commissions or finder’s fees are due in connection with this transaction. Landlord and Tenant shall each hold the other harmless in the event of any breach of or incorrectness of this representation.

48.
CONTINUING LEASE GUARANTY.

As a condition to the effectiveness of this Lease, Tenant shall deliver to Landlord concurrent with its delivery of this Lease, a guaranty of Tenant’s obligations under this Lease in the form attached hereto as Addendum I (the “Lease Guaranty”), which Lease Guaranty has been duly executed by Indus Holding Company, a Delaware corporation (“Indus”) and Edible Management, LLC, a California limited liability company (“Edible”) as the Guarantors. Indus and Edible’s obligations as Guarantors pursuant to the Lease Guaranty shall be joint and several.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

49.
INTENTIONALLY OMITTED.

50.
DISABILITY ACCESS INSPECTION.

The Leased Premises has not undergone inspection by a Certified Access Specialist (CASp) (as that term is defined in California Civil Code Section 55.52) within the meaning of California Civil Code Section 1938, and Landlord is not providing any representations or warranties regarding whether the Leased Premises meets all applicable construction-related accessibility standards. Further, Tenant hereby acknowledges and agrees that, prior to the mutual execution and delivery of this Lease, Landlord has disclosed to Tenant the following disclosures required by California Civil Code Section 1938: (i) as of the Effective Date, Landlord has not had the Leased Premises inspected by a Certified Access Specialist (CASp) (as that term is defined in California Civil Code Section 55.52); and (ii) “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Therefore and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that, (a) Tenant may, at its option and at its sole cost, cause a CASp to inspect the Leased Premises and determine whether the Leased Premises complies with all of the applicable construction-related accessibility standards under state law, (b) the parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that Landlord may, at its option, have a representative present during such inspection, (c) if Tenant elects to perform a CASp inspection, then such CASp inspection shall be performed at Tenant’s sole cost and expense, and a copy thereof shall be provided to Landlord. If such CASp inspection notes any deficiencies, then within sixty (60) days after receipt of the CASp inspection, Tenant shall remedy all such deficiencies at Tenant’s sole cost and expense, and Tenant shall obtain and provide to Landlord a copy of the CASp compliance certificate (which shall, without limitation, confirm the correction of all deficiencies noted in the CASp inspection).

51.
COUNTERPARTS.

This Lease may be executed in one or more counterparts (which may be facsimile or .pdf e-mail counterparts followed by originals), each of which will be deemed an original and all, taken together, will constitute one and the same instrument.

52.
CONFIDENTIALITY.

Except as set forth in the Estoppel Certificate described in Section 20 above, neither party shall disclose the economic terms of this Lease to any third person without the prior written consent of the other party hereto, specifically consenting to the particular instance of such disclosure. Notwithstanding the preceding sentence: (i) Tenant may disclose the Lease terms to any proposed assignee (or its representatives and agents) permitted by the terms of this Lease; and (ii) Landlord may disclose the Lease terms to any prospective member, partner, co-venturer, lender, or purchaser with respect to some or all of the Leased Premises (or such person’s representatives and agents).

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

53.
JOINT AND SEVERAL LIABILITY OF TENANT.

All obligations of Tenant under this Lease are joint and several. Landlord shall have the right, in its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such entities collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to: 1) pay all Rent and other amounts from time to time owed by Tenant under this Lease; and 2) perform all obligations of Tenant under this Lease.

54.
EARLY TERMINATION IN THE EVENT OF FEDERAL INTERVENTION OR IF STATE OR LOCAL LAWS RENDER TENANT’S USE UNLAWFUL.

This Lease shall automatically terminate and shall be null, void and of no force or effect if Federal, State, County or municipal legal authorities notify either Landlord or Tenant that Tenant’s use of the Leased Premises is not in compliance with Federal, State, County or municipal law, or that Tenant is subject to any civil or criminal sanctions or actions due to its use or occupancy of the Leased Premises, or that Tenant is not authorized to conduct its business activities on the Leased Premises. Notice from Federal, State, County, or municipal legal authorities giving rise to this Section 54 shall include, but not be limited to, any official or departmental letters, correspondences, raids, arrests, seizures, forfeiture notice, or any notice of any kind from or by any Federal, State, County or municipal authorities addressed to Tenant or Landlord that legal action or the threat of legal action, whether civil, administrative, or criminal, is pending against Tenant or Landlord as a result of Tenant’s use and operation of the Leased Premises. If the Department of Justice makes any changes to its federal enforcement priorities as set forth in its enforcement memorandum entitled “Guidance Regarding Marijuana Enforcement,” dated August 29, 2013, whether through issuance of a subsequent enforcement memorandum or otherwise, that have a direct adverse impact on the continued conduct of the business activities on the Leased Premises, Landlord shall have the right, in its sole but reasonable discretion, to require the curtailment or modification of the Permitted Use hereunder or effect such other modifications hereto or the termination of this Lease, as may reasonably be required in response to changes in federal law enforcement actions.. In the event of any required modification or early termination pursuant to this section, Landlord shall incur no liabilities, personal or otherwise, to Tenant, and in case of termination neither party shall have any further obligation to the other.

55.
CHANGES TO CALIFORNIA STATE MEDICAL MARIJUANA LAWS AND REGULATIONS.

In the event Tenant elects during the Term of this Lease to pursue a license or licenses to operate at the Leased Premises under the MMRSA or under the 2016 California Control, Regulate and Tax Adult Use of Marijuana ballot initiative (“AUMA”) should it pass, Landlord reserves the exclusive right to immediately amend this Lease in order to ensure its compliance with either the MMRSA or the AUMA and their corresponding regulations.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement

56.
TERMINATION OF PRIOR LEASE AND LEASE GUARANTY.

Landlord and Tenant hereby agree and acknowledge that (a) Landlord’s affiliate Zabala Nurseries, LLC and Tenant’s affiliate Cypress Manufacturing Company entered into that certain Lease Agreement dated October 19, 2016 in connection with Leased Premises (“Prior Lease”) and (b) Guarantors provided that certain Lease Guaranty dated October 19, 2016 in favor of Zabala Nurseries, LLC in connection with the Prior Lease (the “Prior Guaranty”). Tenant, Landlord and Guarantors have agreed to amend and restate the Prior Lease and Prior Guaranty, each in its entirety, as more particularly set forth herein upon the full execution and delivery of this Lease and the Lease Guaranty required hereunder. To that end, upon Landlord’s receipt of fully executed original counterparts of the Lease and Lease Guaranty required hereunder, the Prior Lease and Prior Guaranty shall automatically terminate and shall be of no further force or effect and Landlord, Tenant and Guarantors shall be relieved from all obligations under the Prior Lease and Prior Guaranty. Landlord and Tenant also hereby acknowledge and agree that that certain letter agreement between Zabala Nurseries, LLC and Cypress Manufacturing Company dated December 15, 2016, is hereby null and void and of no further force or effect.

[signatures on following page(s)]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

Tenant:	CYPRESS HOLDING COMPANY, LLC, a Delaware limited liability company

	By:	“Robert Weakley”
	Name:	Robert Weakley
	Its:	CEO

Landlord:	TINHOUSE, LLC, a Delaware limited liability company, d/b/a TINHOUSE PARTNERS, LLC

	By:	“Christopher Orosco”
	Name:	Christopher R. Orosco
	Its:	Member

	By:	“Patrick Orosco”
	Name:	Patrick W. Orosco
	Its:	Member

EXHIBIT A
BUILDING FLOOR PLAN

[Redacted - Commercially sensitive information]

EXHIBIT B

ACKNOWLEDGMENT OF COMMENCEMENT ESTOPPEL AGREEMENT

LANDLORD: Tinhouse, LLC, a Delaware limited liability company, d/b/a Tinhouse Partners, LLC

TENANT: Cypress Holding Company, LLC

LOCATION OF PREMISES: 139 Zabala Road, Salinas, California (the “Premises’’) For the Lease dated: April 1, 2017

This is to certify:

1.
That the undersigned Tenant occupies the Premises.

2.
That the Lease Term will commence on ____________, 201_.

3.
That the Rent Commencement Date will be April 1, 2017.

4.
That rent has been prepaid in the amount of $____________ by Tenant to Landlord.

5.
That a Security Deposit has been paid in the amount of $____________ by Tenant to Landlord.

6.
That as of this date hereof, the undersigned Tenant is entitled to NO credit, offset, or deduction in rent.

7.
That all construction to be performed by Landlord is complete and has been approved by Tenant.

8.
That the undersigned Tenant claims no right, title, or interest in the above described Premises, or right to the possession of said Premises other than under the terms of said Lease, and that there are no written or oral agreements affecting tenancy other than the Lease.

9.
A list of the Landlord Supplied FF&E is attached hereto as Schedule 1.

[Signatures on the following page.]

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit B Page 2

Tenant:	CYPRESS HOLDING COMPANY, LLC, a Delaware limited liability company

By:
	Name:	Robert Weakley
	Its:	CEO

Landlord:	TINHOUSE, LLC, a Delaware limited liability company, d/b/a TINHOUSE PARTNERS, LLC

By:
	Name:	Christopher R. Orosco
	Its:	Member

By:
	Name:	Patrick W. Orosco
	Its:	Member

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Schedule 1 Page 1

SCHEDULE 1

Landlord Supplied FF&E

[Redacted - Commercially sensitive information]

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit C Page 1

EXHIBIT C

CONDITION OF LEASEHOLD SPACE
(Landlord’s Work and Tenant’s Work) - “AS-IS” CONDITION

1.
Landlord’s Work.

1.1 Scope. Landlord shall be responsible only for the performance of the work described in Section 1.2 (“Landlord’s Work”), which shall be performed in accordance with plans and specifications prepared by Landlord’s architect. All other work, whether or not designated as part of “Tenant’s Work” under Section 2, shall be performed by Tenant at Tenant’s sole cost and expense or, if Landlord so elects, shall be performed by Landlord and reimbursed by Tenant upon demand by Landlord.

1.2 Description of Landlord’s Work. It is hereby acknowledged that the Leased Premises are to be delivered in an “as-is” condition, and that Landlord shall not be required to perform any work on the Leased Premises, including in the event that there exists a discrepancy between this Exhibit C and the actual delivery condition of the Leased Premises. Landlord shall not be responsible for, nor shall Landlord construct any additional improvements in the Leased Premises, unless agreed to by Landlord and Tenant in writing. Any such changes agreed to by Landlord and Tenant shall be the sole cost and expense of Tenant unless otherwise agreed to in writing by Landlord and Tenant. Additional costs incurred which are Tenant’s responsibility shall be paid for in advance of the work being performed unless waived by Landlord in writing.

1.3 Acceptance of Landlord’s Work. Upon execution of this Lease, Tenant agrees that the Leased Premises is substantially complete. Upon full execution of this Lease, Tenant and Landlord agree that Landlord’s work is satisfactory to Tenant and shall execute Exhibit B which is attached to this Lease establishing the Effective Date. Landlord makes no representations or warrantees about the condition of the Leased Premises. Tenant hereby waives any right or claim arising out of the condition of the Leased Premises, of the improvements or appurtenances thereto, and Landlord shall not be liable for any latent or patent defects therein.

2.
Tenant’s Work

2.1 Commencement and Performance of Tenant’s Work. Upon execution of this Lease, Tenant shall, subject to Section 1.7, at its sole cost and expense, immediately proceed to perform “Tenant’s Work” (as defined in Section 2.2 below) and place and install Tenant’s personal property, trade fixtures, equipment and merchandise, including, without limitation, the Collateral (“Tenant’s Property”) in the Leased Premises. Tenant’s Work, and the installation of Tenant’s Property, shall be performed in compliance with all present and future State and local laws and regulations, including Monterey County Code, and those reasonable rules established by Landlord or Landlord’s architect or contractors. Upon final completion of Tenant’s Work, Tenant shall furnish Landlord with all certificates, permits and approvals relating thereto that may be required by any governmental authority or insurance company. Landlord shall have no responsibility for any loss of or damage to any of Tenant’s Property so installed or left on the Leased Premises. Tenant’s entry onto the Leased Premises shall be subject to all of the provisions of the Lease, and at all times after such entry, Tenant shall maintain or cause to be maintained in effect insurance complying with the Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit C Page 2

2.2 Description of Tenant’s Work. “Tenant’s Work” includes all work, of any kind or nature whatsoever (other than Landlord’s Work), required to complete the construction of, and improvements in, the Leased Premises and to permit Tenant to open for business and use the Leased Premises for the purpose set forth in the Lease, including, without limitation, the purchase, installation and/or performance, as appropriate, of the following:

2.2.1 Fixtures and furnishings.

2.2.2 Special lighting fixtures.

2.2.3 Tenant’s signs, both interior and exterior (if approved).

2.2.4     All work other than that which is specifically designated as Landlord’s Work.

2.2.5 Any and all other items required by Tenant.

2.2.6 All State and local permit, licensing, and entitlement fees, sewer hook-up fees and utility connection fees and assessments, whether billed directly by governmental authorities or prepaid by Landlord (in which event such amount shall be reimbursed by Tenant to Landlord upon demand).

2.2.7 All construction related debris will be removed from premises by Tenant.

2.2.8 All gas lines required by Tenant.

2.2.9 Any required changes to the existing fire sprinkler system.

2.3 Standards of Construction. Tenant shall not be allowed to make any roof penetrations without the prior written consent of Landlord. Unless otherwise agreed in writing by Landlord, any roof penetrations shall be made by Landlord’s roofing contractor, and shall be paid by Tenant. All of Tenant’s Work shall be designed by a qualified, licensed architect and shall be performed under the supervision of such architect by financially sound and bondable contractors of good reputation, in accordance with Tenant’s plans which shall be approved in writing by Landlord prior to Tenant’s commencement of Tenant’s Work (“Tenant’s Plans”). All contractors performing Tenant’s Work shall be subject to Landlord’s prior approval, and Tenant shall not use any contractor not approved in writing by Landlord. In connection with giving its consent, Landlord may require that any contractor, or major subcontractors, provide payment and completion bonds in such amount and with sureties acceptable to Landlord. All work shall be performed in a good and workmanlike manner, diligently prosecuted to completion, using new materials of good quality. Tenant shall notify Landlord at least twenty (20) days prior to the commencement of any portion of Tenant’s Work, so that Landlord may post, file and/or record a notice of non-responsibility or other notice required under applicable mechanics’ lien laws. Upon completion of Tenant’s Work, Tenant shall record in the office of the County Recorder of the County in which the Leased Premises is located a notice of completion or any other notice required or permitted by applicable mechanics’ lien laws to commence the running of, or terminate, any period for the filing of liens or claims, and shall deliver to Landlord any certificate of occupancy or other equivalent evidence of completion of Tenant’s Work in accordance with the requirements of applicable law. Tenant’s Work shall be performed in compliance with all applicable laws, codes, rules and regulations of all governmental and quasi governmental authorities with jurisdiction. All contractors performing any portion of Tenant’s Work shall maintain insurance which meets the requirements of the Lease.

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit C Page 3

2.4 Cost of Tenant’s Work. Tenant shall pay all costs and expenses (including permit fees and other governmental fees and exactions) due for, or purporting to be due for, all work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant in connection with the performance of Tenant’s Work, and Tenant shall keep the Leased Premises free of all mechanics’, materialmen’s and other liens arising therefrom. Tenant may contest any such lien, but only if Tenant first procures and posts, records and/or files a bond or bonds issued by a financially sound, qualified corporate surety in conformance with the requirements of applicable law for the release of such lien from the Leased Premises. Tenant shall pay and fully discharge any contested claim or lien within five (5) days after entry of final judgment adverse to Tenant in any action to enforce or foreclose such lien. However, notwithstanding any such contest, Landlord shall have the right at any time to pay any lien imposed hereunder if in Landlord’s reasonable judgment such payment is necessary to avoid the forfeiture, involuntary sale or loss of any interest of Landlord. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, cost, liability, damage, injury or expense (including attorneys’ fees) arising out of or in connection with claims or liens for work, labor, services, materials, supplies or equipment furnished, or claimed to be furnished, to or for Tenant in, upon or about the Leased Premises.

2.5 Tenant Allowance. Landlord agrees to pay to Tenant, if Tenant is not then in default, an aggregate sum of Three Million and No/100 Dollars ($3,000,000.00) (the “Tenant Allowance”), pursuant to the following terms and conditions:

2.5.1 Payment of the Allowance. During the course of construction of Tenant’s Work, Tenant may deliver to Landlord not more frequently than once (1) every thirty (30) days for disbursement (each, a “Disbursement Request”) from the Tenant Allowance (not including the Final Retention) which shall include, as applicable: (i) a duly executed statement from Tenant or Tenant’s contractor (“Contractor”) showing the schedule of values, by trade, the percentage of completion of Tenant’s Work, detailing the portion of Tenant’s Work completed and the portion not completed (the “Statement of Completion”) in the form attached hereto as Exhibit D; (ii) invoices from all of Tenant’s agents, consultants, contractors and vendors, as applicable, for labor rendered and materials delivered to the Leased Premises with respect to the requested disbursement of the Tenant Allowance; and (iii) executed conditional mechanic’s lien releases from Tenant’s Contractor and all of Tenant’s agents along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior Disbursement Requests hereunder, if applicable. The mechanic lien releases shall be in form compliant with California Civil Code sections 8132, 8134, 8136, and 8138, as applicable. Promptly and in any event not later than thirty (30) days following such request for disbursement from Tenant, Landlord shall deliver a check directly to the Contractor (or applicable Tenant’s agents) in payment of the lesser of: (a) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (b) the balance of any remaining available portion of the Tenant Allowance (not including the Final Retention). Notwithstanding the foregoing, if any particular expense item which is the subject of the Disbursement Request has been completed in full or paid for in full and with respect to any element of the work has been completed in full and the required deliverables set forth above have been delivered to Landlord, then Landlord shall not withhold the Final Retention but shall instead pay to Tenant the full amount of the Disbursement Request relating to the fully completed portion of the work or materials delivered, as applicable. As of August 31, 2017 Landlord has paid to Tenant Disbursements in the amount of One Million Four Hundred Sixty-Six Thousand Eight Hundred Forty-Nine and 36/100ths Dollars ($1,466,849.36) with a retention in the amount of Fifty-Nine Thousand Eighteen and 50/100ths Dollars ($59,018.50). Landlord has further paid directly to Tenant’s vendors the amount of Three Hundred Fifty-Two Thousand Five Hundred Twenty-Five and 63/100 ($352,525.63).

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit C Page 4

2.5.2 Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. The Tenant Allowance monies will be paid to Tenant only for Tenant’s payment for so-called “hard costs” incurred in connection with the performance of Tenant’s Work in the Leased Premises, including the cost of raw materials, labor, and permanent fixtures which shall run with and not be removed from the land. For purposes of payment of the Tenant Allowance, Tenant’s Work does not include inventory, supplies, Tenant’s moveable property (excluding black-out shades and canopy light fixtures), so-called “soft costs” such as permitting fees or fees incurred for design professionals, or the cost of training Tenant’s employees. The terms of this provision will be a condition precedent to Tenant’s right to receive the Tenant Allowance, and no portion of said sum shall vest in Tenant, nor shall Tenant sell, assign, encumber or create a security interest in the Tenant Allowance prior to full compliance with the terms of this provision. The Tenant Allowance provided for herein is for the purpose of constructing or improving qualified long-term real property (within the meaning of Section ll0(c)(l) of the Internal Revenue Code of 1986, as amended (the “Code”)) for use in Tenant’s trade or business (within the meaning of Section 110(c)(3) of the Code) located at the Leased Premises. All improvements, additions, property and fixtures constructed, acquired or installed by Tenant at the Leased Premises and purchased with the Tenant Allowance (the “Landlord-Funded Improvements”) shall become the sole property of Landlord upon the termination of this Lease. The Landlord-Funded Improvements shall not include any construction, improvement, addition, property or fixture that is not purchased with the Tenant Allowance (“Tenant Improvements”); nor shall the Landlord-Funded Improvements include any of Tenant’s security systems, trade fixtures, removable equipment (except as otherwise provided herein) or merchandise to be sold. Tenant shall not be required to remove the Landlord-Funded Improvements at the time that Tenant vacates the Leased Premises. All Landlord-Funded Improvements shall be treated as nonresidential real property owned by Landlord for tax purposes (including for purposes of depreciation under Section 168(e)(2)(B) of the Code and determining gain or loss under Section 168(i)(8)(B) of the Code).

2.5.3 Final Retention. Tenant shall request the Final Retention from Landlord in writing upon satisfaction of all conditions set forth below and upon satisfaction of said conditions and written request from Tenant, a check for the Final Retention shall be promptly delivered by Landlord to Tenant, but in no event longer than thirty (30) days following the last to occur of: (i) Tenant delivers to Landlord duly executed unconditional mechanics lien releases in statutory form which lien releases shall cover an aggregate amount paid by Tenant equal to or greater than the Tenant Allowance, (ii) Tenant’s architect or Contractor delivers to Landlord a duly executed certificate certifying that the construction of Tenant’s Work paid for by the Tenant Allowance has been substantially completed pursuant to the Landlord approved Tenant’s Plans, (iii) the Rent Commencement Date has occurred and Tenant has paid to Landlord the first month of Rent due and owing pursuant to the Lease, and (iv) Tenant supplies Landlord with evidence that all required governmental approvals required for Tenant to legally occupy and operate in the Leased Premises have been obtained including a final (or temporary) certificate of occupancy (or the local equivalent thereof). If Landlord fails to pay the Tenant Allowance within the time period described in this Section 2.5, then and in that event, Tenant shall have the right to deduct the Tenant Allowance from Tenant’s payment of Minimum Monthly Rent next owing, until the Tenant Allowance has been so reimbursed to Tenant.

[Signatures on the following page.]

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit C Page 5

Tenant:	CYPRESS HOLDING COMPANY, LLC, a Delaware limited liability company

	By:	“Robert Weakley”
	Name:	Robert Weakley
	Its:	CEO

Landlord:	TINHOUSE, LLC, a Delaware limited liability company, d/b/a TINHOUSE PARTNERS, LLC

	By:	“Christopher Orosco”
	Name:	Christopher R. Orosco
	Its:	Member

	By:	“Patrick Orosco”
	Name:	Patrick W. Orosco
	Its:	Member

139 Zabala Road, Salinas CA
Cypress Holding Company Lease Agreement
Exhibit D Page 1

EXHIBIT D

FORM OF STATEMENT OF COMPLETION

STATEMENT OF COMPLETION

Invoice No.	10569, 10571, 10577, 10578, 10579, 10580
Project:	Greenhouse 2 Alterations
Date of Issuance:	February 27, 2017
Owner:	Tinhouse Partners, LLC
Tenant:	Cypress Holding Company, LLC
Contractor:	Gordon Paluck Electric
Contract Date:
Work Commencement:
Partial Completion:
Substantial Completion:
Final Completion:
% of Work Completed:

The undersigned contractor certifies that to contractor’s knowledge , information and belief that the work covered by the statement has been completed as stated above.

By:
[Signature]

[Print Name]

Its:

ADDENDUM I

LEASE GUARANTY

In consideration the execution of that written Lease Agreement (hereinafter referred to as the “Lease”), dated as April 1, 2017, by and between Tinhouse, LLC, a Delaware limited liability company, d/b/a Tinhouse Partners, LLC (as “Landlord”) and Cypress Holding Company, LLC, a Delaware limited liability company (as “Tenant”) of those premises commonly known as 139 Zabala Road in the City of Salinas, County of Monterey, State of California (the “Premises”), Indus Holding Company, a Delaware corporation (“Indus”), Edible Management, LLC, a California limited liability company (“Edible”), and Robert Weakley and Michaela Weakley (Robert and Michaela being referred to herein collectively as “Weakley” and Weakley, Indus and Edible being referred to herein collectively as “Guarantor”) does hereby guarantee unconditionally unto Landlord, its successors and assigns, the prompt payment by Tenant of the rental and all other sums in said Lease reserved in the manner and at the time therein prescribed and the faithful performance by Tenant of all of the terms, covenants and conditions therein provided to be performed by Tenant.

1. Guarantor hereby agrees and acknowledges that Landlord has informed Guarantor that Landlord is entering into the Lease in direct reliance upon and on the condition that Indus has and will build and maintain a tangible financial net worth and ability to effectively guaranty Tenant’s obligations under the Lease. Within ten (10) business days after the effective date of the Lease, Indus shall provide to Landlord the most current financials of the Indus and Edible, which shall be certified by such parties’ chief financial officers. In connection with such reliance, Guarantor hereby acknowledges that during the Lease term, Indus shall maintain its ownership interest of Caldixie Corp., a Delaware corporation (“CalDixie”); Altai Brands, Inc., a Delaware corporation (“Altai”); and Cypress Holding Company, LLC, a Delaware limited liability company (“Cypress Holding Co.”) (or merge any such entity directly into Guarantor), provided; however, that if the cultivation business is producing sufficient cash flow to service the ongoing obligations of Tenant, including under the Lease, in the reasonable determination of Landlord, then any disposition of distribution operations by Indus which are required to maintain compliance with state laws applicable to the cannabis business shall not be prohibited pursuant to this guaranty. Guarantor shall at all times while this guaranty is in effect maintain a tangible financial net worth and ability to effectively guaranty Tenant’s obligations under the Lease. Guarantor’s violation of the above shall constitute and be deemed an event of default by Tenant under the Lease and a breach by Guarantor hereunder. Guarantor hereby represents and warrants that any and all financial statements, balance sheets, net worth statements and other financial data which have heretofore been furnished to Landlord with respect to Guarantor fairly and accurately present the financial condition of Guarantor as of the date they were furnished to Landlord and, since that date, there has been no material adverse change in the financial condition of Guarantor.

2. Indus and Edible (as applicable) shall provide, subject to reasonable confidentiality protections, (i) a copy of each such Guarantor’s most recently filed federal income tax return with all accompanying schedules not later than thirty (30) days after filing thereof and at the request of Landlord in writing, copies of the most recently filed federal income tax returns of all affiliates and subsidiaries of each Guarantor, and (ii) to the extent applicable, copies of all debt or equity/stock offerings and corresponding valuations when new debt or stock is issued for Indus and Edible, as applicable, not later than thirty (30) days after any such equity/stock offerings, debt or stock is issued, as applicable. If at any time Guarantor is a publicly-traded corporation, delivery of Guarantor’s last published financial information shall be satisfactory for purposes of this subsection.

3. Guarantor hereby represents and warrants to Landlord that (i) the corporate structure of Indus is as set forth in this Section 3; (ii) Indus has three wholly owned subsidiaries: CalDixie, Altai and Cypress Holding Company, LLC.; (iii) Cypress Holding Company holds the leasehold interest in 20 Quail Run and associated personal property and subleases 20 Quail Run to Cypress Manufacturing Company; (iv) Altai and CalDixie were formed to hold intellectual property relating to the Altai and Dixie product brands, and to license such rights to Tenant, as further described below; (v) Altai and CalDixie have no operations or other assets or liabilities; (vi) Indus and its subsidiaries, Altai and CalDixie, have entered into intercompany agreements that have been structured to comply with California not-for-profit restrictions on cannabis manufacturing and sales activities; (vii) Cypress Manufacturing Company, is the principal operating company to whom Indus and its subsidiaries have licensed intellectual property rights and to whom Indus provides loans; (viii) Cypress is obligated to repay such loans/advances and to pay license fees to Indus and its subsidiaries; (ix) such arrangements set forth in clauses (vi) through (viii) inclusive were intended to provide economic benefit to Indus from the intellectual property and funding made available to Tenant within a legally compliant structure; (x) Edible provides management services to Indus and Tenant and is controlled by Robert Weakley and Mark Ainsworth who are its controlling owners; (xi) in the event any new entities are formed which have a financial interest in or otherwise benefit from the operations at the Premises and are owned (partially or fully) or otherwise controlled (directly or indirectly) by any officers, directors, owners or members of Guarantor or Tenant, then any and all such new entities shall (a) be wholly owned and controlled by Indus, or (b) if not wholly owned and controlled by Indus, automatically be deemed a “Guarantor” hereunder and shall, at Landlord’s request, execute and deliver a guaranty of Tenant’s obligations under the Lease in the same form as this guaranty; and (xii) Guarantor hereby represents that as of the date of this guaranty there are no such entities which shall benefit from the operations at the Premises other than Guarantor, CalDixie, Altai, Cypress Manufacturing Company, and Tenant, or, such entities shall sign a separate guaranty of lease in a form materially the same as this guaranty. Guarantor hereby agrees and acknowledges that Guarantor will gain significant financial and other benefits deriving from the execution of the Lease by Landlord and Tenant, and Tenant’s use and occupancy of the Premises for purposes permitted by the Lease.

4. This guaranty is a continuing one and shall terminate only upon payment by Tenant of all of the rental and other sums in said Lease reserved and upon performance by Tenant of all duties and obligations therein contained, with respect to the original term and any extensions, until released as set forth below.

5. This guaranty shall not be released, extinguished, modified or in any way affected by failure on the part of the Landlord to enforce any or all of the rights or remedies of Landlord against Tenant or any other person, whether pursuant to the terms of said Lease or at law or in equity. The Guarantor further agrees that it shall not be necessary for Landlord, in order to enforce this guaranty, to institute suit or exhaust its legal remedies against Tenant. This guaranty may be immediately enforced upon any default by Tenant and the insolvency of Tenant shall be deemed a default.

6. This guaranty shall be binding upon the heirs, executors, administrators, and successors of the Guarantor and may not be assigned without the express written consent of Landlord. Indus hereby agrees and covenants that if during the term of the Lease (and this guaranty) Indus (or its assets) is ever acquired, transferred or conveyed, either directly or indirectly (in a single transaction or a series of related transactions) to any person, group or entity, then as a condition to the effectiveness of such acquisition, disposition and/or conveyance or change in control (whether through a stock offering or otherwise) of Indus or its assets, as applicable, the acquiring person or entity shall expressly assume all obligations and duties of Indus as Guarantor set forth herein and failure of such acquiring entity to expressly assume all such obligations and duties shall result in an immediate breach of this guaranty and a default under the Lease, without requirement of notice from Landlord or opportunity to cure by Guarantor or Tenant.

7. The Guarantor waives notice: (a) of any default by Tenant (i) in payment of Tenant of any of the rental or other sums hereby guaranteed and (ii) in performance by Tenant of the terms, covenants and conditions of said Lease and (b) of acceptance by Landlord of this guaranty.

8. This guaranty shall not be canceled, impaired, or otherwise affected by any deviation from or alteration of the terms, covenants or conditions of said Lease or by any permitted assignment or subletting of all or any part of the interest of Tenant or Landlord therein. The Guarantor agrees that Landlord may from time to time extend the time for performance or otherwise modify, alter or change said Lease and any or all provisions thereof and may extend the time for payment of the rental and other sums hereby guaranteed and may receive and accept notes, checks and other instruments for the payment of money made by Tenant and extensions and renewals thereon without in any way releasing or discharging the Guarantor from any obligations hereunder. Notice of presentment of any such note or notes and/or notice of default in the payment thereof at maturity and/or protest or notice of protest thereof is expressly waived.

9. Guarantor hereby irrevocably waives: (1) any notice of acceptance of this guaranty by Landlord; (ii) any notice of Tenant’s default under the Lease; (iii) any notice of any demand being made upon Tenant to perform any obligation or cure any default under the Lease; (iv) any notice of any waiver, or extension of the period for performance, of any term, provision, covenant, warranty or other obligation of Tenant; (v) any notice of any consent to any substitute performance by Tenant in respect to any term, provision, covenant, warranty or other obligation of Tenant; and (vi) any notice of any accrual of Guarantor’s liability under this guaranty. Without limiting the foregoing, with respect to the obligations of Tenant under the Lease guaranteed hereunder, Guarantor hereby expressly waives any and all benefits which might otherwise be available under California Civil Code Sections 2809, 2810, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

10. It is specifically acknowledged by Guarantor that all of the obligations of Tenant under the Lease specifically survive any subletting or assignment by Tenant of the Lease to any related or unrelated entity. Similarly, it is acknowledged by Guarantor that the guaranty and all of Guarantor’s obligations hereunder shall survive any assignment or subletting by Tenant to any person or entity, and Guarantor hereby waives, in such event, any right it may otherwise have to insist that Landlord first pursue recovery under the Lease from such assignee or Tenant.

11. In the event that Landlord prevails in any action commenced by Landlord against the Guarantor to enforce any of the terms or conditions of this guaranty, Landlord shall be entitled to recover from the Guarantor reasonable attorney’s fees and Landlord’s costs, which shall be fixed as part of the costs by the court or judge thereof in which such action shall be pending.

12. Guarantor hereby represents and warrants to Landlord that the undersigned are authorized to execute this guaranty on behalf of the Guarantor and have been vested with all requisite authority to execute this guaranty and bind Guarantor as set forth herein.

13. Each of the undersigned Guarantors shall be jointly and severally liable for all obligations of Tenant under the Lease and all obligations of “Guarantor” under this guaranty.

14. This guaranty shall inure to the benefit of Landlord, its successors and assigns and shall bind the successors and assigns of the undersigned.

15. Notwithstanding anything to the contrary herein, Landlord hereby agrees and acknowledges that: (i) Weakley’s liability (in their personal capacity) as Guarantor pursuant to this guaranty (the “Weakley Guaranty”) shall be capped at a maximum amount of Three Million Dollars ($3,000,000.00) regardless of the total liability of Guarantor hereunder, and (ii) if all of the following conditions are satisfied, then the Weakley Guaranty shall be deemed in abeyance and of no force and effect after the expiration of the sixtieth (60th) month following the Rent Commencement Date (“5th Anniversary Date”) if (1) as of the 5th Anniversary Date, Tenant is not in default, (2) there shall not have been more than four (4) events of default by Tenant under the Lease prior to the 5th Anniversary Date, (3) Tenant provides evidence to Landlord’s reasonable satisfaction that the cultivation business at the Premises is producing sufficient cash flow to service the ongoing obligations of Tenant (including under the Lease), and (4) Indus has and maintains a verifiable tangible financial net worth of not less than Five Million Dollars ($5,000,000.00), which net worth shall be demonstrated to Landlord upon request at any time Tenant is in default under the Lease and up to one additional time per year by way of financial statements, balance sheets, net worth statements and/or other financial data acceptable to Landlord in its good faith business judgment. Notwithstanding the abeyance of the Weakley Guaranty as set forth in clause (ii) above, if Indus’ verifiable tangible financial net worth drops below Five Million Dollars ($5,000,000.00), then the same shall not constitute a per se default under the Lease or this Guaranty but the Weakley Guaranty shall automatically revive and shall continue in full force and effect until such time as Indus’ verifiable tangible net worth increases to or above Five Million Dollars ($5,000,000). Landlord and Guarantor further agree that if Guarantor is in strict compliance with all of the terms and conditions set fo1th herein, including, without limitation Sections 1, 2, 3 and 6, and Indus is sold, then the Weakley Guaranty may be replaced and superseded by a replacement personal guarantor reasonably acceptable to Landlord, after which point the Weakley Guaranty shall be deemed forever terminated and of no further force nor effect.

16. To facilitate execution, this guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

17. Guarantor specifically understands that (A) Landlord and Tenant have reserved the right to amend or modify the Lease without the need to obtain the prior consent of Guarantor and (B) such amendments or modifications may affect the scope of the obligations of guarantor. Guarantor specifically waives any defense or claim based on the foregoing amendments or modifications and agrees that no such actions shall in any way release, diminish, discharge or affect the absolute nature of the obligations of Guarantor. As a result, Guarantor agrees that this guaranty is absolute, present and unconditional and shall remain in full force and effect and shall extend to any (1) renewal, extension, indulgence, modification or amendment of the Lease; (2) Tenant holdover period; and (3) assignment, subletting, or other transfer of Tenant’s interests in the Lease, whether or not Guarantor consented to foregoing and regardless of the materiality of the same.

18. This guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Landlord or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant. Guarantor hereby waives any defense based upon any legal disability of Tenant or any discharge or limitation of the liability of Tenant arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding. Guarantor hereby agrees that this guaranty is enforceable notwithstanding the bankruptcy of the Tenant, a former Tenant, an assignee, a subtenant, a Guarantor or any replacement Guarantor and that Landlord is not required to pursue claims in the bankruptcy (nor is Landlord required to file a proof of claim) prior to pursuing its rights under the guaranty. The undersigned hereby assign to Landlord any rights Guarantors may have to file a claim and proof of claim in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which the undersigned would otherwise be entitled.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned has executed this guaranty this 1st day of April, 2017.

GUARANTOR:

Indus Holding Company,
a Delaware corporation

By:	“Robert Weakley”
Robert Weakley
Title:	Chief Executive Officer

Edible Management, LLC, a California limited liability company

By:	“Robert Weakley”
Robert Weakley
Title:	CEO

“Robert Weakley”
Robert Weakley, an Individual

“Michael Weakley”
Michael Weakley, an Individual

First Addendum to Lease Agreement

This first addendum to Lease Agreement (“Addendum”) is made this 26th day of September, 2017, and adds to and amends that Lease Agreement dated April 1, 2017 (“Lease”) between Tinhouse, LLC (“Landlord”) and Cypress Holding Company, LLC (“Tenant”). Should there be any conflict between the Lease and this Addendum, this Addendum shall govern and control.

The Lease is hereby amended as follows as mutually agreed upon by the Parties:

Any reference in the Lease to either the Medical Marijuana Regulation and Safety Act or to the 2016 California Control, Regulate and Tax Adult Use of Marijuana is now collectively changed to the Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”).

Any commercial medical cannabis activity undertaken at the Leased Premises by Tenant shall be conducted in accordance and compliance with the MAUCRSA , and Tenant shall continue to follow all of its existing obligations and duties to Landlord pursuant to Sections 1.6 and 1.7 of the Lease in the context of the MAUCRSA.

Notwithstanding the stated Permitted Use and the provisions of Sections 1.6 and 1.7 of the Lease, Tenant shall not to be in default of Sections 1.6 or 1.7 of the Lease so long as its marijuana commercial activity at the Leased Premises is conducted in compliance with applicable California state and local laws governing the same including, but not limited to, the MAUCRSA and Monterey County laws and regulations.

Tenant may engage in adult-use marijuana commercial activity at the Leased Premises so long as Tenant applies for and receives all necessary state and local licensing and permitting for such activity pursuant to the MAUCRSA and Monterey County laws and regulations, and so long as such activity is in compliance with the MAUCRSA and Monterey County lavvs and regulations. In the event Tenant pursues local and state licensure for any adult-use marijuana commercial activity at the Leased Premises, Tenant shall follow and comply with all of its existing duties, obligations, and those standards for disclosures to Landlord set forth in the Lease.

In the event Tenant elects during the Term to pursue a license or licenses to operate at the Leased Premises under the MAUCRSA, Landlord reserves the exclusive right to immediately amend the Lease in order to ensure its compliance with the MAUCRSA and its corresponding regulations.

To the extent Tenant’s adult-use marijuana commercial activity at the Leased Premises is deemed illegal by State or County laws or regulations at any time during the Term, Tenant shall be obligated to cease such use immediately in accordance with Section 54 of the Lease, and any continued unlawful use thereafter shall constitute an immediate default by Tenant under the Lease without the requirement of notice or the opportunity to cure and shall subject Tenant to the indemnification provisions set forth in Section 3.7(d) of the Lease. Section 54 of the Lease also applies to any adult-use marijuana commercial activity undertaken by Tenant at the Leased Premises.

All other provisions in the Lease remain unchanged and are in full force and effect.

[signature page follows]

Tenant:	CYPRESS HOLDING COMPANY, LLC, a Delaware limited liability company

	By:	“Robert Weakley”
	Name:	Robert Weakley
	Its:	CEO

Landlord:	TINHOUSE, LLC, a Delaware limited liability company, d/b/a TINHOUSE PARTNERS, LLC

	By:	“Christopher Orosco”
	Name:	Christopher Orosco
	Its:	Member

	By:	“Patrick Orosco”
	Name:	Patrick Orosco
	Its:	Member

SECOND ADDENDUM TO LEASE AGREEMENT

THIS SECOND ADDENDUM TO LEASE AGREEMENT (“Second Addendum”) is entered into as of April 1, 2019 (“Second Addendum Effective Date”), by and between TINHOUSE, LLC, a Delaware limited liability company, d/b/a Tinhouse Partners, LLC (“Landlord”), and CYPRESS HOLDING COMPANY, LLC, a Delaware limited liability company (collectively, “Tenant”). Landlord and Tenant are sometimes collectively referred to herein as the “Parties”, and individually, as a “Party”.

RECITALS

A.            Landlord and Tenant entered into that certain Lease Agreement dated April I, 201 7, as amended by that certain First Addendum to Lease Agreement dated September 26, 2017 (collectively, the “Lease”), wherein Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain real property more particularly described therein as the “Premises”. All initially-capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease, all as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. AMENDMENT OF SECTION 1.10. Section 1.5 of the Lease is hereby amended and replaced with the following:

“Description and Address of Leased Premises. Real property consisting of approximately four hundred forty-five thousand, three hundred eleven (445,311) square feet of land (hereinafter referred to as the “Leased Premises”) improved with (i) greenhouses containing approximately two hundred forty-eight thousand two hundred twenty-seven (248,227) square feet (the “Greenhouses”), and (ii) a warehouse/shop/office/dry room building containing approximately six thousand thee hundred seventy-one (6,371) square feet (the “Warehouse” and together with the Greenhouses the “Buildings”) as shown on the building floor plan (the “Building Floor Plan”) attached hereto as Exhibit A, commonly referred to as 139 Zabala Road in the County of Monterey (“County”), and State of California (the “State”), assessor’s parcel number 107-0 51-00 3-000 . The Leased Premises also contains hoop houses containing approximately twenty-three thousand eight hundred eight (23,808) square feet (“Hoop Houses”). The Greenhouses and Warehouse collectively comprise approximately two hundred fifty-four thousand five hundred ninety-eight (254,598) square feet (“Rentable Square Feet” or “Rentable Square Footage”). The parties hereby agree that the Hoop Houses shall not be included in the Rentable Square Footage and hereby agree and stipulate as to the Rentable Square Footage of the Buildings (i.e., 254,598).

“Greenhouse #2” shall mean the approximately sixty-nine thousand , two hundred ninety-three (69,293) square foot greenhouse located on the Leased Premises , and depicted on Exhibit A attached hereto.”

2. AMENDMENT OF SECTION 1.8. The third sentence in Section 1.8 of the Lease is hereby amended and replaced with the following:

“This Lease shall terminate on December 31, 2034 (the “Termination Date”).”

3. AMENDMENT OF SECTION 1.9.A. Section 1.9.a. of the Lease is hereby amended and replaced with the following:

“Minimum Monthly Rent. Minimum Monthly Rent shall initially be assessed in the amount of One Hundred Forty-Two Thousand Nine Hundred Sixty-Five and 46/l00ths Dollars ($142,965.46) per month.”

4. ADDITION OF SECTION 1.9.f. The following shall be added as Section 1 .9.f. of the Lease:

“Rental Increases: Minimum Monthly Rent shall increase as follows:

(i) Commencing on April l, 2019 and continuing until March 31, 2020: One Hundred Seventy-One Thousand Ninety and 50/100ths Dollars ($171,090.50) per month.

(ii) Commencing on April 1, 2020 and continuing until March 31, 2027, on April 1st of each year during such period Minimum Monthly Rent shall increase to an amount equal to the Minimum Monthly Rent due and payable in the preceding 12-month period multiplied by a fraction, the numerator of which shall be the Consumer Price Index as of the most recent reported date prior to such adjustment, and the denominator of which shall be the Consumer Price Index as of twelve (12) months prior thereto. The Consumer Price Index shall be deemed to mean the U.S. Bureau of Labor Statistics, [Revised] Consumer Price Index for all Urban Consumers (CPI-U), US City Average, Selected Data (1982-84 = 100), not seasonally adjusted.” If such index shall be discontinued, then any successor consumer price index of the United States Bureau of Labor Statistics, or an alternate means of cost price measurement, shall be used.

(iii) Commencing on April 1, 2027 and continuing on each April I thereafter throughout the Lease Term and any Extension Term(s), Minimum Monthly Rent shall increase by two percent (2%) over the Minimum Monthly Rent payable for the prior 12-month period.”

5. AMENDMENT OF SECTION 1.10. The first sentence in Section 1.10 of the Lease is hereby amended and replaced with the following:

“Tenant shall have five (5) options (the “Extension Options”) to extend the Initial Term of the Lease each for an additional period of five (5) years (the “Extension Term(s)”), on the same terms and conditions contained herein, except for adjustment of the Minimum Monthly Rent which shall be as provided in Section 1.9.f. above.”

6. AMENDMENT OF SECTION 3.7.b. The second sentence in Section 3.7.b of the Lease is hereby amended as follows :

The phrase “Landlord’s sole discretion” is hereby amended and restated as “Landlord’s reasonable discretion.”

7. AMENDMENT OF SECTION 5.4. Section 5.4 of the Lease is hereby amended and replaced with the following:

“5.4 Increases in Minimum Monthly Rent. Minimum Monthly Rent shall automatically increase pursuant to the terms and conditions set forth in Section 1.9.f, above.”

8. AMENDMENT OF SECTION 13.2. Section 13.2 of the Lease is hereby amended and replaced with the following:

“Tenant shall self-maintain the Leased Premises (including, without limitation, plumbing, pipes, sewer and utility lines, electrical wiring and conduits, HYAC and other building and utility systems) and directly pay for all of maintenance and repair of the Leased Premises and other improvements upon and about the Leased Premises so as to keep the same in good, safe, and sanitary order and condition and in compliance with all health and police regulations including making any alterations or improvements to the Leased Premises necessitated by the Americans with Disabilities Act or similar state statute s, or as a result of other requirements of any statute or governmental authority. If Tenant refuses or fails to so maintain and repair the Leased Premises, then Landlord may elect (without any obligation) to perform such maintenance and repairs on Tenant’s behalf and bill Tenant for the cost plus ten ( l 0%) percent overhead, as additional rent and Tenant agrees to reimburse Landlord for these costs, as additional rent, within ten ( I 0) days of Landlord’s billing.”

9. AMENDMENT OF SECTION 13.4. Section 13.4 of the Lease is hereby amended and replaced with the following:

“Land lord shall not be obligated to make any improvements or repairs in or upon the Leased Premises during the term of this Lease, it being the intention that this Lease shall be what is commonly referred to as a “triple net lease”, and Tenant shall be responsible for all expenses of every kind and nature, including capital improvements as well as operating expenses.”

10. AMENDMENT OF SECTION 15.1(5). Section 15.1(5) of the Lease is hereby amended and replaced with the following:

“Intentionally omitted.”

11. AMENDMENT OF SECTION 54. Section 54 of the Lease is hereby amended and replaced with the following :

“EARLY TERMINATION IN THE EVENT OF FEDERAL INTERVENTION OR IF STATE OR LOCAL LAWS RENDER TENANT’S USE UNLAWFUL. Landlord shall have the right, in its sole and absolute discretion, to tem1inate the Lease if Federal, State, or City legal or government authorities notify either Landlord or Tenant that Tenant’s use of the Leased Premises is not in compliance with Federal, State, or City law, or that Tenant or Landlord is subject to any civil or criminal sanctions or actions due to Tenant’s use or occupancy of the Leased Premises, or that Tenant is not authorized to conduct the Permitted Use on the Leased Premises. Notice from Federal, State, or City legal or government authorities giving rise to this Section 54 shall include, but not be limited to, any official or departmental or agency letters, correspondences, raids, arrests, seizures, forfeiture notice, or any notice of any kind from or by any Federal, State, or City legal or government authorities addressed to Tenant or Landlord that legal action or the threat of legal action, whether civil, administrative, or criminal, is pending against Tenant or Landlord as a result of Tenant’s use and/or operation of the Leased Premises. If Tenant receives any such notices as aforementioned, Tenant shall provide Landlord with a copy of any such notice within two (2) business days following Tenant’s receipt thereof. If Congress fails to renew or repeals the Rohrabacher Blumenauer Amendment at any time during the Term, Landlord shall have the right, in its sole but reasonable discretion, to require the elimination and cessation of the Permitted Use hereunder . In the event of any termination pursuant to this Section 54, Landlord shall incur no liabilities, personal or otherwise, to Tenant, and in case of termination neither party shall have any further obligation to the other.”

Additionally, if for any reason (including, without limitation, the application of any express agreement of indemnification between Landlord and the County of Monterey, California (the “County”)) Landlord is required to indemnify, defend and/or hold harmless the County and/or its agents, officers and employees from any claim, action or proceeding against them to attack, set aside, void or annul the County’s approval of a Use Permit for the development of the Leased Premises, then Tenant shall defend, indemnify and hold harmless the Landlord and its agents, officers, members, employees and representatives therefrom. The foregoing obligation of Tenant shall include the obligation to reimburse Landlord for any court costs and attorneys’ fees which Landlord may be required to pay as a result of such claim, action or proceeding.

12. AMENDMENT OF EXHIBIT A. Exhibit A of the Lease is hereby amended and replaced with the Building Floor Plan attached hereto to this Second Amendment as Exhibit A.

13. ADDITION OF EXHIBIT C SECTION 5.6. The following shall be added as Section 2.6 of Exhibit C of the Lease:

“2.6   Second Tenant Allowance. Landlord agrees to pay to Tenant, if Tenant is not then in default, an aggregate sum of Two Million Two Hundred Fifty Thousand and No/100 Dollars ($2,250,000.00) (the “Second Tenant Allowance”), pursuant to the following terms and conditions:

2.6.1   Payment of the Second Allowance. During the course of construction of Tenant’s Work, Tenant may deliver to Landlord not more frequently than once (l) every thirty (30) days for disbursement (each, a “Disbursement Request”) from the Second Tenant Allowance (not including the Final Retention) which shall include, as applicable: (i) a duly executed statement from Tenant or Tenant’s contractor (“Contractor”) showing the schedule of values, by trade, the percentage of completion of Tenant’s Work, detailing the portion of Tenant’s Work completed and the portion not completed (the “Statement of Completion”) in the form attached hereto as Exhibit D; (ii) invoices from all of Tenant’s agents, consultants, contractors and vendors, as applicable, for labor rendered and materials delivered to the Leased Premises with respect to the requested disbursement of the Second Tenant Allowance; and (iii) executed conditional mechanic’s lien releases from Tenant’s Contractor and all of Tenant’s agents along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior Disbursement Requests hereunder, if applicable. The mechanic lien releases shall be in form compliant with California Civil Code sections 8132, 8134, 8136, and 813 8, as applicable . Promptly and in any event not later than thirty (30) days following such request for disbursement from Tenant, Landlord shall deliver a check directly to the Contractor (or applicable Tenant’s agents) in payment of the lesser of: (a) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention “), and (b) the balance of any remaining available portion of the Second Tenant Allowance (not including the Final Retention). Notwithstanding the foregoing, if any particular expense item which is the subject of the Disbursement Request has been completed in full or paid for in full and with respect to any element of the work has been completed in full and the required deliverables set forth above have been delivered to Landlord, then Landlord shall not withhold the Final Retention but shall instead pay to Tenant the full amount of the Disbursement Request relating to the fully completed portion of the work or materials delivered, as applicable.

2.6.2   Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. The Second Tenant Allowance monies will be paid to Tenant only for Tenant’s payment for so-called “hard costs” incurred in connection with the performance of Tenant’s Work in the Leased Premises, including the cost of raw materials, labor, and permanent fixtures which shall run with and not be removed from the land . For purposes of payment of the Second Tenant Allowance, Tenant’s Work does not include inventory, supplies, Tenant’s moveable property (excluding black-out shades and canopy light fixtures), so-called “soft costs” such as permitting fees or fees incurred for design professionals, or the cost of training Tenant ‘s employees. The terms of this provision will be a condition precedent to Tenant’s right to receive the Second Tenant Allowance, and no portion of said sum shall vest in Tenant, nor shall Tenant sell, assign, encumber or create a security interest in the Second Tenant Allowance prior to full compliance with the terms of this provision. The Second Tenant Allowance provided for herein is for the purpose of constructing or improving qualified long-term real property (within the meaning of Section 10(c)(l) of the Internal Revenue Code of 1986, as amended (the “Code”)) for use in Tenant’s trade or business (within the meaning of Section 1 I0(c)(3) of the Code) located at the Leased Premises. All improvements, additions, property and fixtures constructed , acquired or installed by Tenant at the Leased Premises and purchased with the Second Tenant Allowance (the “Landlord-Funded Improvements”) shall become the sole property of Landlord upon the termination of this Lease. The Landlord-Funded Improvements shall not include any construction, improvement, addition, property or fixture that is not purchased with the Second Tenant Allowance (“Tenant Improvements”); nor shall the Landlord-Funded Improvements include any of Tenant’s security systems, trade fixtures, removable equipment (except as otherwise provided herein) or merchandise to be sold. Tenant shall not be required to remove the Landlord Funded Improvements at the time that Tenant vacates the Leased Prem is es. All Landlord Funded Improvements shall be treated as nonresidential real property owned by Landlord for tax purposes (including for purposes of depreciation under Section 168(e)(2)(B) of the Code and determining gain or loss under Section 168(i)(8)(B) of the Code).

2.6.3.   Final Retention. Tenant shall request the Final Retention from Landlord in writing upon satisfaction of all conditions set forth below and upon satisfaction of said conditions and written request from Tenant, a check for the Final Retention shall be promptly delivered by Landlord to Tenant , but in no event longer than thirty (30) days following the last to occur of: (i) Tenant delivers to Landlord duly executed unconditional mechanics lien releases in statutory from which lien releases shall cover an aggregate amount paid by Tenant equal to or greater than the Second Tenant Allowance, (ii) Tenant’s architect or Contractor delivers to Landlord a duly executed certificate certifying that the construction of Tenant’s Work paid for by the Second Tenant Allowance has been substantially completed pursuant to the Landlord approved Tenant’s Plans, (iii) the Rent Commencement Date has occurred and Tenant has paid to Landlord the first month of Rent due and owing pursuant to the Lease, and (iv) Tenant supplies Landlord with evidence that all required governmental approvals required for Tenant to legally occupy and operate in the Leased Premises have been obtained including a final (or temporary) certificate of occupancy (or the local equivalent thereof). If Landlord fails to pay the Second Tenant Allowance within the time period described in this Section 2.6, then and in that event, Tenant shall have the right to deduct the Second Tenant Allowance from Tenant’s payment of Minimum Monthly Rent next owing, until the Second Tenant Allowance has been so reimbursed to Tenant.”

14. CLARIFICATION OF SUBLESSEE ENTITY. The entity referred to in the Lease (including but not limited to that reference found in Section 8.2) as ‘Cypress Manufacturing Company, a California not-for-profit company’ is now registered with the State of California as ‘Cypress Manufacturing Company, a general stock corporation’. All references to Cypress Manufacturing Company shall include and refer to the entity in both its past and current structure Tenant represents that the requirements provided in Section 8.2 relating to control of Cypress Manufacturing continue to be met.

15. BALANCE OF TENANT ALLOWANCE. Landlord and Tenant mutually agreed to apply a credit against Tenant’s obligation to pay Rent in the amount of Three Hundred Seventy Thousand Two Hundred Ninety and 18/l00ths Dollars ($370,290.18) (the “Rent Credit”), and to offset such Rent Credit by an equal debit to the unpaid balance of the Tenant Allowance held by Landlord as provided in Section 2.5 of Exhibit C of the Lease. After adjustment for the Rent Credit, the remaining balance of the Tenant Allowance was One Hundred Two Thousand Seven Hundred Nine and 77/l00ths Dollars ($102,709.77) (the “Tenant Allowance Balance”). The Tenant Allowance Balance was paid in full by Landlord to Tenant on March 26, 2019.

16. TERMINATION OF INDIVIDUAL GUARANTIES. The Lease is presently guaranteed by Indus Holding Company, a Delaware corporation (“Indus”), Edible Management, LLC, a California limited liability company (“Edible”), and Robert Weakley and Michaela Weakley (Robert and Michaela being referred to herein collectively as “Weakley”, and Weakley, Indus and Edible being referred to herein collectively as the “Guarantors”) pursuant to that certain Lease Guaranty dated as of April l, 2017 (“Guaranty”). Indus has informed Landlord that Indus is in the process of consummating a reverse takeover transaction whereby, among other things, Indus will become the subsidiary of a Canadian public company in order to pursue an offering of stock on the Canadian Securities Exchange, and that, upon completion of the stock offering, Indus or Indus’ corporate successor will have a market capitalization equal to or in excess of Four Hundred Million US Dollars ($400,000,000). Based upon the information provided by Indus, but effective only upon completion of the stock offering of Indus as described above, Landlord hereby agrees that Weakley shall be removed as a Guarantor and released from its obligations under the Guaranty. Nothing herein shall terminate the Guaranty by Indus or Edible, or otherwise release or modify the obligations of Indus or Edible as Guarantors of the Lease.

17. INDEMNITY. If for any reason (including, without limitation, the application of any express agreement of indemnification between Landlord and the County of Monterey, California (the “County”)) Landlord is required to indemnify, defend and/or hold harmless the County and/or its agents, officers and employees from any claim, action or proceeding against them to attack, set aside, void or annul the County’s approval of a Use Permit for the development of the Leased Premises, then Tenant shall defend, indemnify and hold harmless the Landlord and its agents, officers, members, employees and representatives therefrom. The foregoing obligation of Tenant shall include the obligation to reimburse Landlord for any court costs and attorneys’ fees which Landlord may be required to pay as a result of such claim, action or proceeding.

18. SEVERABILITY. If any term or provision of this Second Addendum shall, to any extent, be determined by statute or by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Second Addendum shall not be affected thereby, and each term and provision of this Second Addendum shall be valid and enforceable to the fullest extent permitted by law.

19. AUTHORITY. Each of the individuals who have executed this Second Addendum represents and warrants that he or she is duly authorized to execute this Second Addendum on behalf of Landlord and Tenant, as the case may be; that all corporate, partnership, trust or other action necessary for such Party to execute and perform the terms of this Second Addendum have been duly taken by such Party; and that no other signature and/or authorization is necessary for such Party to enter into and perform the terms of this Second Addendum.

20. SUCCESSORS AND ASSIGNS. This Second Addendum shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

21. ENTIRE AGREEMENT. The Lease as modified by this Second Addendum contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing.

22. EFFECT OF AMENDMENT. Except as expressly amended hereby , the terms and provisions of the Lease are unmodified and in full force and effect. In the event of any inconsistencies between the terms of the Lease and the terms of this Second Addendum, the terms of this Second Addendum shall govern and control.

23. COUNTERPARTS. This Second Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. SECOND ADDENDUM CONTINGENCY. Notwithstanding anything to the contrary herein, this Second Addendum, may be rescinded by written notice delivered by Landlord to Tenant within thirty (30) days after the Second Addendum Effective Date in which event this Second Addendum shall be deemed of no force or effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Addendum as of the day and year first above written.

LANDLORD:

TINHOUSE, LLC, a Delaware limited liability company, d/b/a TINHOUSE PARTNERS, LLC

By:	“Christopher Orosco”
Name:	Christopher R. Orosco
Its:	Member

By:	“Patrick Orosco”
Name:	Patrick W. Orosco
Its:	Member

TENANT: CYPRESS HOLDING COMPANY, LLC,
a Delaware limited liability company

By:	“Robert Weakley”
Name:	Robert Weakley
Its:	CEO

[SIGNATURES FOLLOW ON NEXT PAGE]

CONFIRMATION AND CONSENT OF GUARANTORS

The undersigned Guarantors hereby (i) approve and consent to the foregoing Second Addendum to Lease Agreement and all prior amendments to the Lease, (ii) agree to its terms, and (iii) agree that the Personal Guaranty dated as of December 16, 2015 and/or March 2017 given by the undersigned remains in full force and effect with respect to the Lease, as amended by the Second Addendum and all prior amendments thereto shall cover and incorporate all of the terms, conditions, obligations and liabilities of Tenant under the foregoing Second Addendum in addition to all of the terms, conditions, obligations and liabilities under the Lease as amended by the Second Addendum and all prior amendments thereto.

“Robert Weakley” Robert Weakley, an Individual, Guarantor	“Mark Ainsworth” Mark Ainsworth, an Individual, Guarantor

Indus Holding Company, a Delaware corporation

By:	“Robert Weakley”
Robert Weakley, President

Edible Management, LLC, a California limited liability company

By:	“Robert Weakley”
Robert Weakley, President

EXHIBIT A

BUILDING FLOOR PLAN

[Redacted - Commercially sensitive information]